                                                Filed Pursuant to Rule 424(b)(5)
                                                          File No. 333-108464-01
                             PROSPECTUS SUPPLEMENT
                 ---------------------------------------------
                    (TO PROSPECTUS DATED SEPTEMBER 26, 2003)

    This prospectus supplement together with the prospectus dated September 26, 2003 to which it relates constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this prospectus supplement and the prospectus to which it relates and any representation to the contrary is an offence.
                              U.S. $4,000,000,000

                     TEXTRON FINANCIAL CANADA FUNDING CORP.
                        MEDIUM-TERM NOTES, SERIES E-CAD
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                             ----------------------
    Textron Financial Canada Funding Corp. may offer from time in Canada its Medium-Term Notes, Series E-CAD, which are fully and unconditionally guaranteed by Textron Financial Corporation in an aggregate principal amount of up to U.S. $4,000,000,000. Simultaneously with this offering, we may also offer outside Canada from time to time Medium-Term Notes, Series E of Textron Financial Corporation and Medium-Term Notes, Series E-CAD of Textron Financial Canada Funding Corp. fully and unconditionally guaranteed by Textron Financial Corporation. Any notes issued by Textron Financial Corporation or Textron Financial Canada Funding Corp will reduce the amount available to be issued in the future by itself and the other issuer. The specific terms of any notes offered will be included in a pricing supplement. Unless Textron Financial Canada Funding Corp. provides otherwise in the applicable pricing supplement, the notes offered will have the following general terms:

    - The notes will mature in nine months or more from the date of issuance.

    - The notes will be senior unsecured obligations of Textron Financial Canada Funding Corp.

    - The notes will bear interest at a fixed or floating rate or will not bear any interest. If the notes bear interest at a floating rate, the floating interest rate formula will be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a specified percentage.

    - The issuer will pay amounts due on the notes in U.S. dollars or any other consideration described in the applicable pricing supplement.

    - Textron Financial Canada Funding Corp. will specify in the applicable pricing supplement whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at its option or repayment at the option of the holder of the notes.

    - Interest on the notes will be payable on the dates provided in this prospectus supplement and in the applicable pricing supplement.

    - The notes will not be listed on any securities exchange.

    - The notes will be fully and unconditionally guaranteed by Textron Financial Corporation.

    This offering is being made by Textron Financial Canada Funding Corp., a Canadian issuer, whose obligations under debt securities issued by it will be guaranteed by Textron Financial Corporation, using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that these requirements may differ from those of Canadian securities law. The financial statements included or incorporated by reference in this prospectus supplement have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. This offering is being made by Textron Financial Canada Funding Corp. in all of the provinces of Canada pursuant to decisions issued by the securities commission or similar regulatory authority of each such province.

    In the opinion of Canadian counsel, the notes of Textron Financial Canada Funding Corp. being offered hereby, if issued on the date of this prospectus supplement, would be eligible for investment under certain Canadian statutes referred to under the caption "Eligibility for Investment".

 INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE S-3.
        ---------------------------------------------------------------
                              RATES ON APPLICATION
        ---------------------------------------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense. Certain of the directors and officers of Textron Financial Corporation and Textron Financial Canada Funding Corp. and the experts named in this prospectus supplement or the prospectus to which it relates reside outside of Canada. Certain of the assets of these persons and Textron Financial Corporation and Textron Financial Canada Funding Corp. may be located outside Canada. Textron Financial Corporation and Textron Financial Canada Funding Corp. have appointed Stewart McKelvey Stirling Scales, Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax Nova Scotia, Canada, B3J 2X2 as their agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon all of the directors, officers and experts referred to above. It may also not be possible to enforce against Textron Financial Corporation and Textron Financial Canada Funding Corp., their directors and officers and the experts named in this prospectus supplement or the prospectus to which it relates, judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

    Textron Financial Canada Funding Corp. may sell notes to the agents referred to below as principals for resale at varying or fixed offering prices or through any agent as agent using its reasonable efforts to sell notes on its behalf.
    If either Textron Financial Corporation or Textron Financial Canada Funding Corp. sells other securities referred to in the accompanying prospectus, the amount of notes that Textron Financial Canada Funding Corp. may offer and sell under this prospectus supplement will be reduced.
                             ----------------------

                              RBC CAPITAL MARKETS
BMO NESBITT BURNS                                            SCOTIA CAPITAL INC.
                             ----------------------

         The date of this prospectus supplement is September 26, 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
Risk Factors................................................   S-3
Important Currency Information..............................   S-6
About this Prospectus Supplement............................   S-6
Use of Proceeds.............................................   S-6
Description of the Notes....................................   S-6
Special Provisions Relating to Foreign Currency Notes.......  S-33
Certain United States Federal Income Tax Considerations.....  S-35
Certain Canadian Federal Income Tax Considerations..........  S-45
Plan of Distribution........................................  S-49
Validity of the Notes.......................................  S-50
Eligibility for Investment..................................  S-50
Certificate of the Agents...................................  S-51

PROSPECTUS
About this Prospectus.......................................     1
Textron Financial Corporation...............................     1
Textron Financial Canada Funding Corp. .....................     2
Use of Proceeds.............................................     3
Ratios of Earnings to Fixed Charges.........................     3
Description of Debt Securities..............................     4
Plan of Distribution........................................    15
Where You Can Find More Information.........................    16
Legal Opinions..............................................    17
Experts.....................................................    17
Purchasers' Statutory Rights................................    17
Certificate of Textron Financial Corporation................    18
Certificate of Textron Financial Canada Funding Corp. ......    19

     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the agents are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any pricing supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

     In this prospectus supplement, we will refer to Textron Financial Corporation as "Textron Financial" or "TFC" and to Textron Financial Canada Funding Corp. as "Textron Canada Funding" or the "issuer." Unless the context otherwise requires, we will use the terms "we," "our," "ourselves" and "us" to mean Textron Financial and Textron Canada Funding.

     References in this prospectus supplement to "agent" or "agents" are to any or all, respectively, of the agents listed on the cover page of this prospectus supplement or any other agent appointed by us.

     References in this prospectus supplement to "U.S. dollars," "U.S.$," or "dollar" are to the lawful currency of the United States and to "Canadian dollars" or "Cdn.$" are to the lawful currency of Canada. In this prospectus supplement and the prospectus to which it relates, unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

                                  RISK FACTORS

     Your investment in the notes is subject to certain risks, especially if the notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, whether arising because the notes are denominated in a currency other than U.S. dollars or because the return on the notes is linked to one or more interest rates or currency indices or formulas. Additional risks that we do not know about or that we view as immaterial may also impair your investment. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components. Before investing in the notes, you should consider carefully, among other factors, the matters described below.

NOTES INDEXED TO INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS ARE MORE VOLATILE THAN CONVENTIONAL DEBT SECURITIES

     If you invest in notes indexed to one or more interest rates, currencies or other indices or formulas, you could be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest. You may receive payments at different times than you expected. The value of an index can fluctuate based on a number of interrelated factors, including economic, financial and political events over which we have no control. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, that feature will magnify the effect of any change in the index or formula. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. You should not view the historical experience of an index as an indication of its future performance.

NOTES DENOMINATED IN FOREIGN CURRENCIES ARE SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH EXCHANGE RATE FLUCTUATION, FOREIGN EXCHANGE CONTROLS AND OTHER FACTORS OVER WHICH WE HAVE NO CONTROL

     Unless the issuer provides otherwise in the applicable pricing supplement, the issuer will make payments on foreign currency notes in the relevant foreign currencies. Notes denominated in Canadian dollars and issued in Canada are not considered to be foreign currency notes. As discussed below under "Special Provisions Relating to Foreign Currency Notes -- Payment of Principal, Premium and Interest," any amounts payable by the issuer in the relevant foreign currency will be converted by the exchange rate agent named in the applicable pricing supplement into U.S. dollars for payment to holders of notes, unless the issuer provides otherwise in the applicable pricing supplement. If you invest in foreign currency notes or currency indexed notes, your investment will be subject to significant risks not associated with investments in debt securities denominated in U.S. dollars or U.S. dollar-based indices. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and that volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar-equivalent yield of your foreign currency notes or currency indexed notes, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. If payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. The issuer may further describe the currency risks with respect to your foreign currency notes or currency indexed notes in the applicable pricing supplement.

     Governmental exchange controls could affect exchange rates and the availability of the payment currency for your foreign currency notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control. In these cases, the issuer will be allowed to satisfy its obligations in respect of your foreign currency notes in U.S. dollars or Canadian dollars, as the case may be. See "Special Provisions Relating to Foreign Currency Notes -- Payment Currency."

     Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country's central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency notes or currency indexed notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or if other developments affecting the U.S. dollar or any applicable currency occur.

     The paying agent on the notes will make all calculations relating to foreign currency notes or currency indexed notes. The determinations made by the paying agent will, in the absence of clear error, be binding on holders of the notes.

     Unless the issuer provides otherwise in the applicable pricing supplement, the notes it issues in Canada will be denominated in Canadian dollars. For notes with a specified currency other than U.S. dollars the issuer will include in the applicable pricing supplement information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

EXCHANGE RATES MAY AFFECT THE VALUE OF A JUDGMENT OF A U.S. COURT INVOLVING FOREIGN CURRENCY NOTES

     The notes will be issued as a series of debt securities under an indenture, dated as of November 30, 2001, between Textron Canada Funding, Textron Financial, as guarantor, and SunTrust Bank, as trustee, as amended or supplemented. The indentures and the notes, including foreign currency notes, except to the extent that the issuer specifies otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of the judgment is calculated and the time U.S. dollars were paid to the holders.

     THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE APPLICABLE PRICING SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN CURRENCIES OTHER THAN U.S. DOLLARS OR CANADIAN DOLLARS. WE BELIEVE THAT THESE RISKS ARE POTENTIALLY TOO VARIABLE TO ASCERTAIN AND DESCRIBE WITH ANY REASONABLE DEGREE OF CERTAINTY AND THAT PREPARATION OF A LIST OF EVERY POTENTIAL MATERIAL RISK INCORPORATING EVERY ECONOMIC, FINANCIAL, POLITICAL AND MILITARY CIRCUMSTANCE, AMONG OTHER THINGS, WOULD BE IMPRACTICAL. YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN CURRENCIES OTHER THAN U.S. DOLLARS OR CANADIAN DOLLARS. THESE NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

REDEMPTION MAY ADVERSELY AFFECT YOUR RETURN ON THE NOTES

     If your notes are redeemable at the option of the issuer or are subject to mandatory redemption, the issuer may choose to, in the case of optional redemption, or must, in the case of mandatory redemption, redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest your redemption proceeds in a comparable security at an effective interest rate as high as that of your notes being redeemed.

THERE MAY BE AN UNCERTAIN TRADING MARKET FOR YOUR NOTES; MANY FACTORS AFFECT THE TRADING VALUE OF YOUR NOTES

     Upon issuance, your notes will not have an established trading market. We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

     - the complexity and volatility of the index or formula applicable to your notes,

     - the method of calculating the principal, premium and interest in respect of your notes,

     - the time remaining to the maturity of your notes,

     - the outstanding amount of the notes,

     - the redemption features of your notes,

     - the amount of other debt securities linked to the index or formula applicable to your notes, and

     - the level, direction and volatility of market interest rates generally.

     In addition, because some notes were designed for specific investment objectives or strategies, these notes will have a more limited trading market, and will experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks relating to your notes.

OUR CREDIT RATINGS MAY NOT REFLECT ALL RISKS OF AN INVESTMENT IN THE NOTES

     Our credit ratings are an assessment of our respective ability to pay our respective obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

ENFORCEMENT OF LIABILITIES WITH RESPECT TO TEXTRON CANADA FUNDING

     Textron Canada Funding is a wholly-owned subsidiary of Textron Financial incorporated under the laws of Nova Scotia. One or more of its directors reside outside the United States. All or a substantial portion of the assets of these persons, as well as Textron Canada Funding, are located outside the United States. Textron Canada Funding has consented to service of process in the United States with respect to any action that may be brought in connection with its notes or its indenture. Textron Canada Funding has been advised by its Nova Scotia counsel that there is no treaty regarding the recognition and enforcement of judicial decisions between the United States and Canada. As a result, to enforce a final judgment against Textron Canada Funding obtained in the United States courts, a claimant must bring such final judgment before a Canadian court. Textron Canada Funding has been advised by its Nova Scotia counsel that, subject to certain conditions and qualifications, a Nova Scotia court will normally issue a judgment incorporating the final judgment rendered by the United States court.

                         IMPORTANT CURRENCY INFORMATION

     You are required to pay for each note in the currency provided for in the applicable pricing supplement. If you are a prospective purchaser of a note having a currency other than U.S. dollars, the agents may, in their discretion and upon your request, arrange for the exchange of U.S. dollars into that currency to enable you to pay for the notes. Each exchange will be made by the agent on the terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice. You must pay all costs of this exchange. See "Special Provisions Relating to Foreign Currency Notes -- Currencies."

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     The notes are a series of the debt securities described in the accompanying prospectus. The following is a description of the particular terms of the notes. You should read this prospectus supplement together with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If the following description is inconsistent with the description contained in the accompanying prospectus, then the following description replaces and supersedes the description contained in the accompanying prospectus.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement or the accompanying prospectus, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

                                USE OF PROCEEDS

     Textron Canada Funding will lend the net proceeds from the sale of its notes to Textron Financial or Textron Financial's other subsidiaries to be used for general corporate purposes unless otherwise indicated in the applicable pricing supplement.

                            DESCRIPTION OF THE NOTES

     The notes will be issued as a series of debt securities under an indenture, dated as of November 30, 2001, with Textron Financial, as guarantor, and SunTrust Bank, as trustee, as amended or supplemented from time to time. The term "senior debt securities" as used in this prospectus supplement refers to all securities issued and issuable from time to time under the indenture. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The senior debt securities and the indenture are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture. The summary does not contain all of the provisions that you may want to consider as an investor in the notes. You may wish to review the indenture. We have filed a copy of the indenture with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Unless the issuer provides otherwise in the applicable pricing supplement, the notes will have the terms described below, except that references to interest payments and interest-related information do not apply to some original issue discount notes which are notes issued at prices significantly less than the amount payable on them at maturity.

GENERAL

     The notes will be issued as a series of debt securities under the indenture and will initially be limited to an aggregate principal amount of $4,000,000,000, subject to the issuer's right to "reopen" that series to issue additional notes. Simultaneously with this offering, we may also offer outside Canada from time to time Medium-Term Notes, Series E of Textron Financial Corporation and Medium-Term Notes, Series E-CAD of Textron Financial Canada Funding Corp. fully and unconditionally guaranteed by

Textron Financial Corporation. Any notes issued by Textron Financial or Textron Canada Funding will reduce the amount available to be issued in the future by itself and the other issuer. Notes issued by Textron Canada Funding will be fully and unconditionally guaranteed under a guarantee by Textron Financial of the payment of principal of, and any premium and interest on, such notes when due, whether at maturity or otherwise. Unless the issuer provides otherwise in the applicable pricing supplement, all senior debt securities, including the notes, issued and to be issued under the indenture (as well as the related guarantee) will be the issuer's (or the guarantor's) unsecured general obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

     The indenture does not limit the aggregate principal amount of senior debt securities that the issuer may issue. The issuer may issue its senior debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time as the issuer may authorize for each series. The issuer may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior debt securities in addition to the aggregate principal amount of notes offered by this prospectus supplement. As of June 30, 2003, Textron Canada Funding had $82.5 million aggregate principal amount of senior debt securities outstanding and Cdn.$295 million aggregate principal amount of senior debt securities outstanding, all of which are guaranteed by Textron Financial.

     The notes will be offered on a continuing basis. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at maturity, which will be either the stated maturity date or any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at the option of the holder or otherwise. The stated maturity date or this prior date, as the case may be, is referred to as the "maturity date" with respect to the principal, premium, if any, and interest, payable on that date. For further information regarding discount notes, see "-- Original Issue Discount Notes" and "Certain United States Federal Income Tax Considerations -- Tax Consequences to U.S. Holders."

     Unless the issuer provides otherwise in the applicable pricing supplement, the notes issued in Canada will be denominated in, and payments in respect of the notes will be made in, Canadian dollars. The notes also may be denominated in, and payments in respect of the notes may be made in, one or more foreign or composite currencies. See "Special Provisions Relating to Foreign Currency Notes -- Payment of Principal, Premium and Interest."

     Each fixed rate note will mature on a day nine months or more from the date of issue, as provided in the applicable pricing supplement, as selected by the agent and agreed to by the issuer. Each floating rate note will mature on an interest payment date nine months or more from the date of issue as provided in the applicable pricing supplement, as selected by the agent and agreed to by the issuer. Except as provided in the next sentence, in the event that an interest payment date, maturity date or any date fixed for redemption or repayment of any note is not a business day, principal, premium, if any, and interest payable on such interest payment date, maturity date or date fixed for redemption or repayment will be paid on the next succeeding business day with the same effect as if that business day were the specified interest payment date, maturity date or date fixed for redemption or repayment and no interest will accrue for the period from and after the specified interest payment date, maturity date or date fixed for redemption or repayment to the next succeeding business day. However, if any interest payment date for a floating rate note, other than an interest payment date at maturity, falls on a day that is not a business day, that interest payment date will be postponed to the next business day and interest will continue to accrue to the following business day, but in the case of a LIBOR note or a BA Rate note offered in Canada, if the next business day is in the following calendar month, the interest payment date will be the immediately preceding business day.

     Unless the issuer provides otherwise in the applicable pricing supplement, the notes will be issuable only in fully registered book-entry form or certificated form, without coupons, in denominations of Cdn.$1,000 and integral multiples of Cdn.$1,000 above that amount and the minimum denominations of each foreign currency note will be in at least equivalent amounts in the applicable foreign currency, as provided in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, The Canadian Depository for Securities Limited or any other depositary as is identified in an applicable pricing supplement. See "-- Book-Entry System." Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to each indenture not involving any transfer.

     The pricing supplement relating to a particular issuance of notes will describe the following terms:

     - whether the notes are fixed rate or floating rate notes or will not bear any interest,

     - the price (expressed as a percentage of the aggregate principal amount) at which the notes will be issued,

     - the date on which the notes will be issued,

     - the maturity date of the notes,

     - if the notes are fixed rate notes, the rate per annum at which the notes will bear interest,

     - if the notes are floating rate notes, the terms of the notes, including those matters described below under "-- Floating Rate Notes,"

     - whether the notes are original issue discount notes and whether they have been issued with original issue discount for U.S. or Canadian federal income tax purposes,

     - whether the notes are amortizing notes,

     - whether the notes may be redeemed at the option of the issuer, or repaid at the option of the holder, prior to maturity as described under "-- Optional Redemption" and "-- Repayment at the Noteholders' Option; Repurchase" below and, if so, the provisions relating to that redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment,

     - whether the notes will be initially represented by a global book-entry note registered in the name of The Depository Trust Company, The Canadian Depository for Securities Limited or another depositary or a certificate issued in definitive form,

     - any relevant material tax consequences associated with the terms of those notes which have not been described under "Certain United States Federal Income Tax Considerations" and "Certain Canadian Federal Income Tax Considerations" below,

     - whether the notes will be denominated in a currency other than Canadian dollars, if offered in Canada,

     - the use of proceeds, if materially different from that disclosed in the accompanying prospectus,

     - the identity of any additional agent through or to whom the notes are being sold,

     - the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreements which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and

     - any other terms of those notes that are not inconsistent with the provisions of the applicable indenture.

PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

     The issuer will make payments of principal and premium, if any, and interest on notes in book-entry form through the trustee to the depositary or its nominee. See "-- Book-Entry System."

     In the case of notes in certificated form, the issuer will make payment of principal, premium, if any, and interest on the maturity of each note in immediately available funds upon presentation and surrender of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form, at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, or at any other place as the issuer may designate. Payment of interest due at maturity will be made to the person to whom payment of the principal and premium, if any, of the note in certificated form will be made.

     Unless the issuer provides otherwise in the pricing supplement, it will pay interest on each certificated note, other than interest payable upon maturity or upon earlier redemption or repayment, at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, or at any other office as the issuer specifies or, at its option, by check mailed to the address of the person in whose name a certificated note is registered, as such address appears in the register maintained by the trustee. However, in the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the original issue date and ending on the first interest payment date will be paid to the holder on the next succeeding interest payment date. A holder of Cdn.$10,000,000 or more in total principal amount of certificated notes of like tenor and terms will be entitled to receive interest payments in U.S. or Canadian dollars, as the case may be, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to that interest payment date. Any such wire transfer instructions received by the trustee will remain in effect until revoked by the holder. In the case of a global book-entry note, the payment of interest will be made to a nominee of the depositary.

     The interest rates on notes issued in one transaction may be different from the interest rates applicable to notes issued in another transaction depending upon, among other things, the aggregate principal amount of notes purchased in the applicable transaction. The issuer may offer notes with similar variable terms but different interest rates concurrently at any time. The issuer may also concurrently offer notes having different variable terms to different investors.

INTEREST AND INTEREST RATES

     Unless otherwise specified in an applicable pricing supplement, each interest-bearing note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula, stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest payments on fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment or from and including the date of issue, if no interest has been paid or made available for payment with respect to the note, to, but excluding, the related interest payment date or maturity, as the case may be.

     The issuer will pay interest in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at maturity. The issuer will pay interest to the persons or entities in whose names the notes are registered as of the regular record date. However, interest that the issuer pays at maturity, if any, will be payable to the persons to whom the principal will be payable. If any note is originally issued between a regular record date and the related interest payment date, the issuer will make the first payment of interest on that note on the interest payment date immediately following the next succeeding regular record date to the registered holder on that next succeeding regular record date. Unless the issuer provides otherwise in the applicable pricing supplement, the regular record date with respect to fixed rate notes will be the last day of February and August, whether or not a business day, immediately preceding the related interest payment date and the regular record date with respect to floating rates notes will be the fifteenth day, whether or not a business day, immediately preceding the related interest payment date.

     "Business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center, as defined below, of the country issuing the specified currency or, if the specified currency is euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; and provided further that, with respect to floating rate notes as to which LIBOR is an applicable interest rate basis, the day is also a London banking day.

     "London banking day" means a day on which commercial banks are open for business, including dealings in the LIBOR currency, as defined below under "LIBOR Rate Notes," in London.

     "Principal financial center" means, unless otherwise specified in the applicable pricing supplement,

          (1) the capital city of the country issuing the specified currency, or

          (2) the capital city of the country to which the LIBOR currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euro, South African rand and Swiss francs, the "principal financial center" will be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR currency), Johannesburg and Zurich, respectively.

FIXED RATE NOTES

     Each fixed rate note will bear interest at the annual rate provided in the note and in the applicable pricing supplement. Unless the issuer provides otherwise in the applicable pricing supplement, the interest payment dates for the fixed rate notes will be on March 15 and September 15 of each year. Unless the issuer provides otherwise in the applicable pricing supplement, interest on fixed rate notes issued in the United States will be computed and paid on the basis of a 360-day year of twelve 30-day months. Unless the issuer provides otherwise in the applicable pricing supplement, interest on fixed rate notes issued in Canada will be computed on the basis of a 365-day year and will be payable in two equal semi-annual installments.

FLOATING RATE NOTES

     Interest on floating rate notes issued in the United States will be determined by reference to the applicable interest rate basis or interest rate bases, which may be one or more of the following:

     - the CMT rate,

     - the CD rate,

     - the Commercial Paper rate,

     - the Federal Funds rate,

     - LIBOR,

     - the Prime rate,

     - the Treasury rate, or

     - any other interest rate formula described in the applicable pricing supplement.

     Floating rate notes issued in Canada may use different interest rate bases. See "Floating Rate Notes Issued in Canada" below.

     TERMS. Each applicable pricing supplement will specify the terms of the floating rate note being delivered, including the following:

     - whether the floating rate note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note,

     - the interest rate basis or bases (the "base rate"),

     - the initial interest rate,

     - the fixed rate commencement date, if applicable,

     - the fixed interest rate, if applicable,

     - the interest reset dates,

     - the interest payment dates,

     - the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated (the "index maturity"),

     - the maximum interest rate and minimum interest rate, if any,

     - the number of basis points to be added to or subtracted from the related interest rate basis or bases (the "spread"),

     - the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate (the "spread multiplier"),

     - if one or more of the specified interest rate bases is LIBOR, the index maturity, as defined above, the LIBOR currency and the designated LIBOR page, both as defined below, and

     - if one or more of the specified interest rate bases is the CMT rate, the CMT Moneyline Telerate Page and the weekly average or the monthly average.

     If the issuer designates the floating rate note as having an addendum attached, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable pricing supplement.

     The interest rate borne by the floating rate notes will be determined as follows:

     REGULAR FLOATING RATE NOTE. Unless a floating rate note is designated as a "floating rate/fixed rate note," an "inverse floating rate note" or as having an addendum attached or as having "other/additional provisions" apply relating to a different interest rate formula, the floating rate note will be designated as a "regular floating rate note" and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

     - plus or minus the applicable spread, if any, and/or

     - multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the interest rate of the regular floating rate note will be reset on each interest reset date. However, the interest rate for the period from the date of issuance to the first interest reset date will be the initial interest rate provided in the pricing supplement.

     FLOATING RATE/FIXED RATE NOTE. If a floating rate note is designated as a "floating rate/fixed rate note," then, except as described below or in the applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

     - plus or minus the applicable spread, if any, and/or

     - multiplied by the applicable spread multiplier, if any.

     Commencing on the first interest reset date, the interest rate on the floating rate/fixed rate note will be reset on each interest reset date; provided, however, that:

     - the interest rate for the period from the date of issuance to the first interest reset date will be the initial interest rate, and

     - the interest rate for the period commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity, i.e. the fixed rate commencement date, will be the fixed interest rate provided in the applicable pricing supplement or, if no fixed interest rate is provided in the applicable pricing supplement, the interest rate for this period will be the interest rate in effect on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

     INVERSE FLOATING RATE NOTE. If a floating rate note is designated as an "inverse floating rate note," then, except as described below or in the applicable pricing supplement, it will bear interest at the fixed interest rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases:

     - plus or minus the applicable spread, if any, and/or

     - multiplied by the applicable spread multiplier, if any.

Unless the issuer provides otherwise in the applicable pricing supplement, the interest rate will not be less than zero.

     Commencing on the first interest reset date, the interest rate on the inverse floating rate note will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issuance to the first interest reset date will be the initial interest rate.

     INTEREST RESET DATES. The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as provided in the applicable pricing supplement (the "interest reset date"). Unless the issuer provides otherwise in the applicable pricing supplement, the interest reset date will be:

     - in the case of floating rate notes which reset daily, each business day,

     - in the case of floating rate notes which reset weekly, the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below,

     - in the case of floating rate notes which reset monthly, the third Wednesday of each month,

     - in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December of each year,

     - in the case of floating rate notes which reset semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement, and

     - in the case of floating rate notes which reset annually, the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that:

     - the interest rate of a floating rate/fixed rate note will not reset after the applicable fixed rate commencement date,

     - the initial interest rate, which is the interest rate in effect from the original issue date to, but excluding, the first interest reset date, will be as provided in the applicable pricing supplement,

     - if any interest reset date falls on a day that is not a business day, the applicable interest reset date will be postponed to the next business day, except, in the case of a LIBOR note or a BA Rate note offered in Canada, if that business day is in the following calendar month, the interest reset date will be the immediately preceding business day, and

     - in the case of a floating rate note for which the Treasury rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, then the applicable interest reset date will be postponed to the next succeeding business day.

     MAXIMUM AND MINIMUM INTEREST RATES. A floating rate note may also have either or both of the following:

     - a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "maximum interest rate"), and

     - a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "minimum interest rate").

     The indenture is, and any notes issued under the indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. We suggest that prospective investors consult their personal advisors with respect to the applicability of these laws. We have agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates or interest against a beneficial owner of the notes.

     INTEREST DETERMINATION DATES. Unless the issuer provides otherwise in the applicable pricing supplement, the interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined as of the applicable "interest determination date" and calculated on or prior to the calculation date, as defined below.

     - The interest determination date with respect to a CD rate note, a CMT rate note and a Commercial Paper rate note will be the second business day preceding each interest reset date for the related note.

     - The interest determination date with respect to a Federal Funds rate note and a Prime rate note will be the first business day preceding each interest reset date for the related note.

     - The interest determination date with respect to a LIBOR note will be the second London banking day preceding each interest reset date.

     - The interest determination date with respect to a Treasury rate note will be the day of the week in which that interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week. If Monday is a legal holiday, the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the interest determination date relating to the interest reset date occurring in the following week.

     - The interest determination date relating to a floating rate note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent business day which is at least two business days before the applicable interest reset date for each interest rate for the applicable floating rate note on which each interest reset basis is determinable.

     - The interest determination date with respect to a BA Rate note and a Cdn. Prime Rate note offered in Canada will be each interest reset date for the related note.

CALCULATION DATE

     Unless the issuer provides otherwise in the applicable pricing supplement, SunTrust Bank will be the calculation agent, which term includes any successor calculation agent appointed by the issuer. The calculation agent will determine for each interest reset date the interest rate in the manner described in this prospectus supplement. The calculation agent will notify the trustee of each determination of the interest rate for any floating rate note promptly after the determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next interest reset date for that note.

     Unless issuer provides otherwise in the applicable pricing supplement, the calculation date relating to any interest determination date will be the earlier of:

     - the tenth day after the applicable interest determination date or, if that day is not a business day, the following business day, or

     - the business day preceding the applicable interest payment date or maturity date, as the case may be.

INTEREST PAYMENTS

     Each applicable pricing supplement will specify the dates on which interest will be payable. Except as provided below or in the applicable pricing supplement, interest on floating rate notes will be payable:

     - in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year,

     - in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year,

     - in the case of floating rate notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year specified in the applicable pricing supplement,

     - in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month of each year specified in the applicable pricing supplement, and

     - at maturity.

     All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one half cent being rounded upward.

     With respect to each floating rate note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is computed by adding together the interest factors calculated for each day from the original issue date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. Unless the issuer provides otherwise in the applicable pricing supplement:

     - in the case of notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, LIBOR or the Prime rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360,

     - in the case of notes for which the interest rate basis is the CMT rate or the Treasury rate or in the case of floating rate notes issued in Canada, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year, and

     - the interest factor for floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied.

     Except as set forth in the applicable pricing supplement, the interest rate in effect on each day will be:

     - if the day is an interest reset date, the interest rate with respect to the interest determination date relating to that interest reset date, or

     - if the day is not an interest reset date, the interest rate with respect to the interest determination date relating to the immediately preceding interest reset date provided, however, that the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate specified in the applicable pricing supplement.

     Unless the issuer provides otherwise in the applicable pricing supplement, with respect to floating rate notes issued in the United States, interest rates will be determined by the calculation agent as follows:

     CD RATE NOTES. CD rate notes will bear interest at the rates, calculated with reference to the CD rate and the spread and/or spread multiplier, if any, specified in the applicable CD rate notes and in any applicable pricing supplement.

     "CD rate" means:

          (1) the rate on the applicable interest determination date for negotiable United States dollar certificates of deposit having the index maturity specified in the applicable pricing supplement published in H.15(519) under the heading "CDs (secondary market)," or

          (2) if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date for negotiable United States dollar certificates of deposit of the index maturity specified in the applicable pricing supplement as published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)," or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent on the notes as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable interest determination date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include an agent or its affiliates) selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

          (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD rate in effect on the applicable interest determination date.

     "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 daily update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

     CMT RATE NOTES. CMT rate notes will bear interest at the rates, calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, specified in the applicable CMT rate notes and in any applicable pricing supplement.

     "CMT rate" means:

          (1) if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

             (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Moneyline Telerate (or any successor service), on page 7051 or any other page as may replace page 7051 on that service ("Moneyline Telerate Page 7051"), for the applicable interest determination date, or

             (b) if the rate referred to in clause (a) does not appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement and for the applicable interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities," or

             (c) if the rate referred to in clause (b) does not appear in H.15(519), the rate on the applicable interest determination date for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

             (d) if the rate referred to in clause (c) is not published, the rate on the applicable interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable interest determination date of three leading primary United States government securities dealers in The City of New York, which may include the agents or their affiliates (each, a "reference dealer"), selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

             (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

             (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

             (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

             (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on the applicable interest determination date.

          (2) if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

             (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052 or any other page as may replace that specified page on that service ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related interest determination date falls, or

             (b) if the rate referred to in clause (a) does not appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement and for the week or month, as applicable, preceding the applicable interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

             (c) if the rate referred to in clause (b) does not appear in H.15(519), the one-week or one-month, as specified, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related interest determination date falls, or

             (d) if the Federal Reserve Bank of New York does not publish the rate referred to in clause (c), the rate on the applicable interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

             (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

             (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at the time, or

             (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate will be calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

             (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on the applicable interest determination date.

             If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the index maturity specified in the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

     COMMERCIAL PAPER RATE NOTES. Commercial Paper rate notes will bear interest at the rates, calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any, specified in the applicable Commercial Paper rate notes and in any applicable pricing supplement.

     "Commercial Paper rate" means:

          (1) the money market yield, as defined below, on the applicable interest determination date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "Commercial Paper-Nonfinancial," or

          (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the money market yield of the rate on the applicable interest determination date for commercial paper having the index maturity specified in the applicable pricing supplement published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial," or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the money market yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent for commercial paper having the index maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization, or

          (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper rate in effect on the applicable interest determination date.

"Money market yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                           D X 360
  Money market yield =  -------------  X 100
                        360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     FEDERAL FUNDS RATE NOTES. Federal Funds rate notes will bear interest at the rates, calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any, specified in the applicable Federal Funds rate notes and in any applicable pricing supplement.

     "Federal Funds rate" means:

          (1) the rate on the applicable interest determination date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Moneyline Telerate or any successor service on page 120 or any other page as may replace the applicable page on that service, "Moneyline Telerate Page 120," or

          (2) if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date for United States dollar federal funds published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)," or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable interest determination date, or

          (4) if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds rate in effect on the applicable interest determination date.

     LIBOR RATE NOTES. LIBOR rate notes will bear interest at the rates, calculated with reference to LIBOR and the spread and/or spread multiplier, if any, specified in the applicable LIBOR rate notes and in any applicable pricing supplement.

     "LIBOR" means:

          (1) if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR currency, as defined below, having the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date that appears on the designated LIBOR Page as of 11:00 A.M., London time, on the applicable interest determination date, or

          (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the designated LIBOR page specified in the applicable pricing supplement as of 11:00 A.M., London time, on the applicable interest determination date. If the designated LIBOR page by its terms provides only for a single rate, then the single rate will be used, or

          (3) with respect to a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clauses (1) and (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agent, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following the applicable interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable interest determination date and in a principal amount that is representative for a single transaction in the applicable LIBOR currency in that market at that time, or

          (4) if fewer than two quotations referred to in clause (3) are so provided, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center(s), on the applicable interest determination date by three major banks, which may include affiliates of the agent, in the applicable principal financial center selected by the calculation agent for loans in the LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the applicable LIBOR currency in that market at that time, or

          (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the applicable interest determination date.

"LIBOR currency" means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

     "Designated LIBOR page" means either:

     - if "LIBOR Moneyline Telerate" is designated in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate or any successor service on the page specified in such pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency, or

     - if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency.

     PRIME RATE NOTES. Prime rate notes will bear interest at the rates, calculated with reference to the Prime rate and the spread and/or spread multiplier, if any, specified in the applicable Prime rate notes and any applicable pricing supplement.

     "Prime rate" means:

          (1) the rate on the applicable interest determination date as published in H.15(519) under the caption "Bank Prime Loan," or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan," or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page, as defined below, as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable interest determination date, or

          (4) if fewer than four rates described in clause (3) are so published by 3:00 P.M., New York City time, on the related calculation date as shown on the Reuters Screen US PRIME 1 Page, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable interest determination date by three major banks, which may include affiliates of the agent, in The City of New York selected by the calculation agent, or

          (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime rate in effect on the applicable interest determination date.

"Reuters Screen US Prime 1 Page" means the display on the Reuters Monitor Money Rates Service or any successor service on the "US PRIME 1 Page" or other page as may replace the US PRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     TREASURY RATE NOTES. Treasury rate notes will bear interest at the rates, calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any, specified in the applicable Treasury rate notes and in any applicable pricing supplement.

     "Treasury rate" means:

          (1) the rate from the auction held on the applicable interest determination date (the "auction") of direct obligations of the United States ("treasury bills") having the index maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 on that service, "Moneyline Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, "Moneyline Telerate Page 57," or

          (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the rate for the applicable treasury bills as published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

          (3) if the rate described in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable treasury bills announced by the United States Department of the Treasury, or

          (4) if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

          (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable treasury bills as published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

          (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or

          (7) if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury rate in effect on the applicable interest determination date.

"Bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                               D X N
  Bond equivalent yield =  -------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

FLOATING RATE NOTES ISSUED IN CANADA

     Except as described in the applicable pricing supplement, floating rate notes issued in Canada will bear interest at the rate determined by reference to one or more of the BA Rate (as defined below), LIBOR (as defined in "LIBOR Rate Notes" above), or the Cdn. Prime Rate (as defined below) (each an interest rate basis), as specified in the pricing supplement.

     BA RATE NOTES. Floating rate notes for which the interest rate is determined with reference to the BA Rate will bear interest at interest rates (calculated with reference to the BA Rate and the spread, spread multiplier or other formula, if any) specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, "BA Rate" means the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the applicable issuer to be the arithmetic average (rounded to the nearest one-hundred-thousandth of one percent, with .000005 being rounded
up) of the bid quotations for bankers' acceptances stamped by Schedule I Canadian chartered banks denominated in Canadian dollars with a maturity approximately coextensive with the stated maturity applicable to such floating rate note, as set forth on the Reuters CDOR Page (as defined below) at approximately 10:00 a.m. (Toronto time) on the BA Rate interest determination date. If on the BA Rate interest determination date only one or zero quotations are available on the Reuters CDOR Page or if the Reuters CDOR Page is unavailable for any reason, the BA Rate shall be the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the issuer or calculation agent to be the average (rounded to the nearest one-hundred-thousandth of one per cent, with .000005 being rounded up) of rates bid by each of the three Schedule I Canadian chartered banks selected by the issuer or calculation agent at approximately 10:00 a.m. (Toronto time) on the BA Rate interest determination date for bankers' acceptances stamped by Schedule I Canadian chartered banks denominated in Canadian dollars with a maturity approximately coextensive with the stated maturity applicable to such floating rate note. If on the BA Rate interest determination date only one or two such
Schedule I Canadian chartered banks provide bid quotations, then such bid, or the arithmetic average of such bids, as the case may be, shall be used for purposes of determining the BA Rate.

     "Reuters CDOR Page" means the display designated as page "CDOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the CDOR page on that service for the purpose of displaying bankers' acceptance rates of banks and investment dealers).

     CDN. PRIME RATE NOTES. Floating rate notes for which the interest rate is determined with reference to the Cdn. Prime Rate will bear interest at the rates (calculated with reference to the Cdn. Prime Rate and the spread, spread multiplier or other formula, if any) specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, "Cdn. Prime Rate" means the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the applicable issuer to be the average (rounded to the nearest one-hundred-thousandth of one percent, with .000005 being rounded
up) of the rates publicly quoted by the Schedule I Canadian chartered banks as base rates for determining interest rates on Canadian dollar prime rate loans in Canada prevailing at 10:00 a.m. (Toronto time) on the Cdn. Prime Rate interest determination date.

OTHER PROVISIONS; ADDENDA

     Any provisions with respect to an issue of notes, including the determination of one or more interest rate bases, the specification of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions, or any other matters relating to the applicable notes, may be modified by the terms as specified under "Other Provisions" on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

ORIGINAL ISSUE DISCOUNT NOTES

     Original issue discount notes are notes issued at a discount from the principal amount payable at maturity and which may be considered to be issued with original issue discount which must be included in income for U.S. federal income tax purposes (if issued in the United States) at a constant rate. Unless the issuer provides otherwise in the applicable pricing supplement, if the principal of any original issue discount note becomes due prior to its maturity either as a result of acceleration caused by an event of default or through redemption, the amount of principal due and payable on the note will be limited to (1) the issue price of the note plus, (2) in the case of a redemption, any premium provided in the applicable pricing supplement, plus (3) the original issue discount amortized from the original issue date to the date of acceleration or redemption. This amortization will be calculated using the "constant yield method," computed in accordance with the rules under the Internal Revenue Code of 1986 and the regulations thereunder in effect on the date of the acceleration or redemption. Original issue discount notes may pay no interest currently or may bear interest at a rate that at the time of issuance is below market rates. Additional considerations relating to any original issue discount notes will be described in the applicable pricing supplement. For further information regarding the federal income tax implications for U.S. holders of discount notes, see "Certain United States Federal Income Tax Considerations -- Tax Consequences to U.S. Holders."

AMORTIZING NOTES

     The issuer may offer, from time to time, amortizing notes with the amount of principal and interest payable in installments over the term of these notes. Unless the issuer provides otherwise in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months if issued in the United States and on the basis of a 365-day year if issued in Canada. Payments with respect to amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. Further information concerning additional terms and provisions of the amortizing notes will be provided in the applicable pricing supplement, including a table setting forth repayment information for the amortizing notes.

OPTIONAL REDEMPTION

     Unless the issuer provides otherwise in the applicable pricing supplement:

     - the notes will not be subject to any sinking fund, and

     - the applicable issuer cannot at its option redeem the notes prior to maturity.

If the pricing supplement provides that the issuer may redeem the notes, it will indicate the terms on which the notes will be redeemable at its option. The pricing supplement will also indicate:

     - the initial redemption date from which the notes may be redeemed, and

     - the redemption price at which, together with accrued interest to the initial redemption date, the notes may be redeemed.

     Unless the issuer provides otherwise in the applicable pricing supplement, the redemption price will be an amount equal to the initial redemption percentage provided in the applicable pricing supplement multiplied by the unpaid principal amount of the notes to be redeemed. The initial redemption percentage will decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement of the principal amount to be redeemed until the redemption price is 100% of the principal amount to be redeemed.

     Unless otherwise specified in the applicable pricing supplement, notice of redemption will be provided by mailing a notice of the redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the address of each holder set forth in the issuer's books. Unless the issuer provides otherwise in the applicable pricing supplement, the issuer may exercise its option to redeem the notes in whole or in part in increments of Cdn. $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least Cdn. $1,000 or other minimum authorized denomination applicable thereto). In the event of redemption of a note in part only, the issuer will issue a new note for the unredeemed portion of the note to the holder of the note upon the cancellation of the note.

     Whenever less than all of the notes of like tenor and terms are to be redeemed, the notes to be redeemed will be selected by the trustee by a method the trustee finds appropriate and fair.

REPAYMENT AT THE NOTEHOLDERS' OPTION; REPURCHASE

     Unless the issuer provides otherwise in the applicable pricing supplement, the notes will not be repayable at the option of the holder. If applicable, the pricing supplement relating to a particular issuance of notes will indicate that those notes may be repayable at the option of the holder on a date or dates provided prior to the maturity date and, unless we provide otherwise in the applicable pricing supplement, at a price equal to 100% of the principal amount of the notes, together with accrued interest to the date of repayment. The pricing supplement will also indicate the other terms applicable to any repayment at the option of a holder.

     In order for notes to be repaid, the trustee must receive at least 30 days but not more than 60 days before the optional repayment date:

     - in the case of a note in certificated form, the note and the form on the reverse side of the note entitled "Option to Elect Repayment" duly completed, or

     - in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the global security representing the notes to the depositary and forwarded by the depositary to the trustee.

     Exercise of the repayment option by the holder of a note will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note in increments of Cdn. $1,000 or any integral multiples of an authorized denomination specified in the applicable pricing supplement but in that event the principal amount of the note remaining outstanding after repayment must be an authorized denomination. If a note is partially repaid, the note will be canceled and the issuer will issue a new note for the remaining principal amount in the name of the holder of the repaid note.

     If a note is represented by a book-entry note, the depository or its nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other participant through which it holds an interest in the note to notify the depository or its nominee of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers, and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to the depository or its nominee. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depositary's records, to the trustee. See "-- Book-Entry System."

     If applicable, the issuer will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment.

     We may at any time purchase notes at any price in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the registrar for cancellation.

RENEWABLE NOTES

     The issuer may issue renewable notes, which are notes that will automatically renew at their maturity date unless the holder of the renewable note elects to terminate the automatic extension feature by giving notice in the manner described in the related pricing supplement.

     The holder of the renewable note must give notice of termination at least 15, but not more than 30, days prior to the renewal date. The holder of a renewable note may terminate the automatic extension for less than all of the holder's renewable notes only if the terms of the note as described in the related pricing supplement specifically permit partial termination. An election to terminate the automatic extension of any portion of the renewable note is not revocable and will be binding on the holder of the note. If the holder elects to terminate the automatic extension of the maturity of the note, the holder will become entitled to the principal and interest accrued up to the renewal date. The related pricing supplement will identify a final maturity date beyond which the maturity date cannot be renewed.

     If a note is represented by a book-entry note, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that the depositary or its nominee will timely exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other participant through which it holds an interest in the note to notify the depositary or its nominee of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to the depositary or its nominee.

EXTENDIBLE NOTES

     The issuer may issue notes whose stated maturity date may be extended at our option, an "extendible note," for one or more whole year periods, each an "extension period," up to but not beyond a final maturity date described in the related pricing supplement.

     The issuer may exercise its option to extend the extendible note by notifying the trustee (or any duly appointed paying agent) prior to the then effective maturity date. If the issuer elects to extend the extendible note, the trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the extendible note a notice ("extension notice") informing the holder of its election, the new maturity date and any updated terms. Upon the mailing of the extension notice, the maturity of such note will be extended automatically as set forth in the extension notice.

     In connection with the extension of an extendible note, the issuer may, at its option, establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the applicable trustee (or paying agent) to mail notice of that higher interest rate or higher spread and/or spread multiplier to the holder of the note. The notice will be irrevocable.

     If the issuer elects to extend the maturity of an extendible note, the holder of the note will have the option to instead elect repayment of the note by the issuer on the then effective maturity date. In order for an extendible note to be so repaid on the maturity date, the issuer must receive, prior to the maturity date, unless the issuer provides otherwise in the applicable pricing supplement, a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States (or, in respect of notes issued in Canada, from a stock exchange, chartered bank or trust company in Canada) setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the trustee (or paying agent) not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter; provided, however, that the telegram, telex, facsimile transmission or letter will only be effective if the trustee (or paying agent) receives the note and form duly completed by that fifth business day.

     The option may be exercised by the holder of an extendible note for less than the aggregate principal amount of the note then outstanding if the principal amount of the note remaining outstanding after repayment is an authorized denomination.

     A holder who has tendered an extendible note for repayment may, by written notice to the issuer, revoke the tender until 3:00 pm New York City time on the 15th day preceding the then effective maturity date.

     If a note is represented by a book-entry note, the depositary or its nominee will be the holder of that note and therefore will be the only entity that can exercise a right to repayment. To ensure that the depositary or its nominee timely exercises a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary or its nominee.

INDEXED NOTES

     The issuer may from time to time offer "indexed notes" with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, in each case as specified in the applicable pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement.

BOOK-ENTRY SYSTEM

  Description of the Global Notes

     Upon issuance, all notes in book-entry form having the same date of issue, interest rate or formula, maturity and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note issued in the United States will be deposited with, or on behalf of, The Depository Trust Company (the "Depository" or "DTC") as depositary and will be registered in the name of the Depository or a nominee of the Depository. Each global note issued in Canada will be deposited with, or on behalf of, The Canadian Depository for Securities Limited ("CDS") as depositary and will be registered in the name of CDS or a nominee of CDS. Unless and until it is exchanged in whole or in part for notes in certificated form, no global note may be transferred except as a whole by (1) the Depository or CDS to a nominee of the Depository or CDS, as applicable; (2) by a nominee of the Depository or CDS to the Depository or CDS or to another nominee of the Depository or CDS, as applicable; or (3) by the Depository or CDS or any of its nominees to a successor of the Depository or CDS, as applicable or a nominee of the successor.

  DTC Procedures

     The following is based on information furnished by the Depository:

     The Depository will act as securities depositary for the notes issued in the United States in book-entry form. The notes issued in the United States in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the Depository's partnership nominee. One fully registered global note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with the depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of the issue.

     The Depository is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that its participating members, referred to as participants, deposit with the Depository. The Depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the Depository include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the NASD. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies, referred to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the Depository and its participants are on file with the SEC.

     Purchasers of notes in book-entry form under the Depository's system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on the Depository's records. The ownership interest of each actual purchaser of each note in book-entry form represented by a global note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners in book-entry form will not receive written confirmation from the Depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global note representing notes in book entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a global note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes is discontinued.

     To facilitate subsequent transfers, all global notes representing notes in book-entry form that are deposited with, or on behalf of, the Depository are registered in the name of the Depository's nominee, Cede & Co. The deposit of global notes with, or on behalf of, the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the global notes representing the notes in book-entry form; the Depository's records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither the Depository nor Cede & Co. will consent or vote with respect to the global notes representing the notes in book-entry form. Under its usual procedures, the Depository mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book entry form are credited on the applicable record date.

     The issuer will make principal, premium, if any, and/or interest payments on the global notes representing the notes in book-entry form in immediately available funds to the Depository. The Depository's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on its records unless the Depository has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the applicable participant and not of the Depository, the trustee or the applicable issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. The issuer and the trustee are responsible for the payment of principal, premium, if any, and/or interest to the Depository. The Depository is responsible for disbursement of payments to direct participants. The direct participants and indirect participants are responsible for the disbursement of payments to the beneficial owners.

     If applicable, redemption notices will be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

     A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by us, through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant's interest in the global notes in book-entry form, on the Depository's records, to the trustee.

     The Depository may discontinue providing its services as securities depositary with respect to the notes in book-entry form at any time by giving reasonable notice to us or the trustee. In the event that a successor securities depositary is not obtained, notes in certificated form are required to be printed and delivered.

     The issuer may decide to discontinue use of the system of book-entry transfers through the Depository or a successor securities depositary. In that event, notes in certificated form will be printed and delivered.

     The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global notes.

     So long as the Depository, or its nominee, is the registered owner of a global note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, beneficial owners of a global note will not be entitled to have the notes represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of the Depository or any successor depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if the issuer requests any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indenture, the Depository would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

     The information in this section concerning the Depository and the Depository's system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

  Clearstream, Luxembourg and Euroclear Bank Systems

     Investors in notes may elect to hold interests in book-entry notes through Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V., as operator for the Euroclear system ("Euroclear Bank") if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear Bank will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear Bank's names on the books of their respective depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as U.S. depositary for Clearstream, Luxembourg and The JPMorgan Chase Bank will act as U.S. depositary for Euroclear Bank.

     Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the agents or their affiliates. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream, Luxembourg participant either directly or indirectly.

     Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of its participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

     Euroclear Bank advises that the Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear Bank provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Bank securities clearance accounts and Euroclear Bank cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear Bank on behalf of Euroclear participants. Euroclear Bank participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the agents or their affiliates. Indirect access to

Euroclear Bank is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Bank participant, either directly or indirectly.

     The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of the Euroclear system from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear Bank, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear Bank are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Bank participants, and has no record of or relationship with persons holding through Euroclear Bank participants.

     Distributions with respect to notes held beneficially through Euroclear Bank will be credited to the cash accounts of Euroclear Bank participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear Bank.

  Exchange for Notes in Certificated Form

     If:

     - DTC notifies the issuer that it is unwilling or unable to continue as a clearing system in connection with a global note or DTC ceases to be a clearing agency registered under the Exchange Act, and in each case the issuer does not appoint a successor clearing system within 90 days after receiving such notice from DTC or on becoming aware that DTC is no longer so registered,

     - the issuer executes and delivers to the trustee a company order to the effect that the global notes shall be exchangeable, or

     - a default or an event of default has occurred and is continuing with respect to the notes,

then the global note or global notes will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount. The certificated notes will be registered in the name or names as DTC instructs the trustee. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

  CDS Procedures

     The notes issued in Canada will initially be represented by one or more global notes in definitive, fully registered form without interest coupons. The global notes issued in Canada will be held by, or on behalf of, CDS as depositary and registered in the name of CDS or its nominee, CDS & Co., except in certain circumstances described below. Direct and indirect participants in CDS, including DTC on behalf of its accountholders, will record beneficial ownership of the notes by their respective accountholders. Ownership of beneficial interests in the global notes will be shown on, and transfers of their ownership may be effected only through, records maintained by CDS or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as CDS or its nominee is the registered owner or holder of the global notes, CDS or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes (except for matters relating to any applicable withholding taxes) under the applicable indenture and the notes. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with CDS's applicable procedures, in addition to those provided for under the applicable indenture.

     Except in the limited circumstances described below under "-- Certificated Notes in Canada," owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes.

     Payments of the principal, premium, if any, and interest on the global notes will be made to CDS or its nominee, as the case may be, as the registered owner of the global notes. Although the issuer will make all payments of principal, premium, if any, and interest on any Canadian dollar denominated notes in Canadian dollars, holders of notes held through DTC will receive such payments in U.S. dollars, except as set forth below. Canadian dollar payments received by CDS will be exchanged into U.S. dollars and paid directly to DTC in accordance with procedures established from time to time by CDS and DTC. All costs of conversion will be borne by holders of notes held through DTC who receive payments in U.S. dollars. Holders of notes held through DTC may elect, through procedures established from time to time by DTC and its participants, to receive Canadian dollar payments, in which case such Canadian dollar amounts will be transferred directly to Canadian dollar accounts designated by such holders to DTC. None of Textron Canada Funding, Textron Financial, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial funding ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such funding beneficial ownership interests.

     We expect that CDS or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of CDS or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between CDS participants will be effected in the ordinary way in accordance with CDS rules and will be settled in same-day funds.

     The policies of CDS and DTC will govern payments, transfers, exchange and other matters relating to your interest in the global notes. We have obtained the foregoing information from sources we believe to be reliable, including from CDS and DTC. CDS and DTC are under no obligation to perform or continue to perform the procedures described above, and they may modify or discontinue them at any time. None of Textron Canada Funding, Textron Financial, the trustee, any paying agent or any transfer agent will have any responsibility for the performance by CDS or DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes in Canada

     Under the terms of the indenture, owners of notes will receive certificated notes with the TFC guarantee endorsed thereon:

     - if CDS notifies the issuer that it is unwilling or unable to continue to act as depositary or CDS ceases to be registered as a clearing agency under the Securities Act (Ontario) and equivalent legislation in other provinces and any other applicable statute or regulation and in each case a successor depositary is not appointed by the applicable issuer within 90 days;

     - if at any time the issuer in its sole discretion determines that the global notes should be exchanged for certificated notes; or

     - if an event of default (as defined in the applicable indenture) with respect to the notes has occurred and is continuing.

     In any such instance, an owner of a beneficial interest in a global note will be entitled to have notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of certificated notes with the TFC guarantee endorsed thereon in accordance with the relevant provisions of the notes, the indenture and the rules and procedures of CDS. Notes denominated in Canadian dollars in certificated form will be issued in denominations of Cdn.$1,000 and integral multiples of Cdn.$1,000 and will be issued in registered form only, without coupons. Holders of interests in the global notes that receive certificated notes in such circumstances may receive notes with the TFC guarantee endorsed thereon, in accordance with the relevant provisions of the notes, the indenture, and the rules and procedures of CDS and DTC, as applicable.

     We will maintain in the Borough of Manhattan, the City of New York (or elsewhere, as we may specify), one or more offices or agencies where notes may be presented for payment and may be transferred or exchanged. No service charge will be made for any registration of transfer or exchange of certificated notes, but we may require payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

     The applicable issuer will make initial settlement for the notes in immediately available funds. Secondary market trading with respect to notes issued in the United States between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's same-day funds settlement system. Secondary market trading with respect to notes issued in the United States between Euroclear Bank participants and/or Clearstream, Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear Bank and Clearstream, Luxembourg and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers with respect to notes issued in the United States between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Bank or Clearstream, Luxembourg participants, on the other, will be effected by DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Bank participants and Clearstream, Luxembourg participants may not deliver instructions directly to their respective U.S. depositaries.

     Because of time-zone differences, credits of notes received in Euroclear Bank or Clearstream, Luxembourg as a result of a transaction with DTC's participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the notes settled during this processing will be reported to the relevant Euroclear Bank or Clearstream, Luxembourg participants on such business day. Cash received in Euroclear Bank or Clearstream, Luxembourg as a result of sales of notes by or through a Euroclear Bank participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear Bank or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

     Although DTC, Euroclear Bank and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Euroclear Bank and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

GOVERNING LAW AND JUDGMENTS

     The indenture and notes will be governed by and construed in accordance with the laws of the State of New York.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

     Unless the issuer indicates otherwise in the applicable pricing supplement, the notes issued in the United States will be denominated in U.S. dollars, the issuer will make payments of principal, premium, if any, and interest on the notes in U.S. dollars and you must pay the purchase price of the notes in U.S. dollars in immediately available funds. If any of the notes issued in the United States ("foreign currency notes") are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (or, if that currency is not at the time of the purchase or payment legal tender for the payment of public and private debts of the country issuing that currency or, in the case of euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) (a "specified currency"), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions relating to notes issued in the United States set forth in the accompanying prospectus and elsewhere in this prospectus supplement. Notes denominated in Canadian dollars and issued in Canada are not considered to be foreign currency notes.

     A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls), is a part of this prospectus and the accompanying prospectus supplement. Any information we provide you concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes.

CURRENCIES

     The issuer may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless the issuer indicates otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request, on or prior to the fifth business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents the offer to purchase foreign currency notes to us, that agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. Each such conversion will be made by the agent or agents on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

     The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established.

PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

     The issuer will pay the principal of, premium, if any, and/or interest on foreign currency notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of foreign currency notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

     The issuer will base U.S. dollar amounts that it owes to holders of foreign currency notes on the highest bid quotation received by the exchange rate agent specified in the applicable pricing supplement in The City of New York at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date. The exchange rate agent will obtain that highest quote by asking three recognized foreign exchange dealers approved by us (one of whom may be the exchange rate agent) for their bid quotations for the purchase of the specified currency in exchange for U.S. dollars for settlement on the relevant payment date, in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, the issuer will make payments in the specified currency. All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.

     Unless the issuer indicates otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of, premium, if any, and/or interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, at least fifteen days prior to the applicable interest payment date or maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a foreign currency note you may elect to receive all or a specified portion of all future payments in the specified currency for all payments of principal, premium, if any, and/or interest and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee at least fifteen days prior to the applicable interest payment date or maturity, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

     If a note is represented by a global note, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related global note who elects to receive payments of principal, premium, if any, and/or interest in the specified currency must notify the participant through which it owns its interest on or prior to the applicable regular record date, in the case of a payment of interest, or at least fifteen days prior to maturity, in the case of a payment of principal and/or premium, of that beneficial owner's election. The participant must notify DTC of that election on or prior to the third business day after the regular record date or at least twelve days prior to maturity, as the case may be. DTC will notify the trustee of the election on or prior to the fifth business day after the regular record date or at least ten days prior to maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. For more information about global notes, see "Description of the Notes -- Book-Entry System."

     The issuer will pay principal, any premium and/or interest on foreign currency notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in U.S. dollars. See "Description of the Notes -- Payment of Principal,

Premium and Interest." Unless otherwise specified in the applicable pricing supplement, the issuer will pay interest on foreign currency notes in the specified currency on an interest payment date other than the maturity date by check mailed on the relevant interest payment date to the persons entitled thereto as their addresses shall appear in the security register. The issuer will pay the principal of foreign currency notes, together with any premium and any interest accrued and unpaid thereon, due at maturity in the specified currency by wire transfer of immediately available funds to an account with a bank designated at least fifteen days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments upon surrender of the notes at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in the specified currency in accordance with its normal procedures.

PAYMENT CURRENCY

     If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, the issuer will be entitled to satisfy its obligations to holders of foreign currency notes by making that payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the "market exchange rate") as computed by the exchange rate agent on the second business day prior to the particular payment or if the market exchange rate is not then available, on the basis of the most recently available market exchange rate on or before the date that payment is due, or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the applicable indenture with respect to the notes.

     All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

     As indicated above, if you invest in foreign currency notes or currency indexed notes your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     This section summarizes certain of the U.S. federal income tax consequences to holders of notes. The discussion is limited in the following ways:

     - The discussion only covers you if you buy your notes in the initial offering.

     - The discussion only covers you if you hold your notes as a capital asset (that is, for investment purposes), and if you do not have a special tax status (for example, you are not a financial institution, insurance company, dealer in securities or foreign currencies or regulated investment company).

     - The discussion does not cover tax consequences that depend upon your particular tax situation (for example, if you hold the notes as a hedge against currency risks or as a position in a straddle for tax purposes) in addition to your ownership of notes.

     - The discussion does not cover federal tax law other than income tax law and does not cover state, local or foreign income tax or other tax law.

     - This discussion does not address the tax consequences applicable to holders that are treated as partnerships or other passthrough entities for U.S. federal income tax purposes, or to persons who hold notes through a partnership or other passthrough entity. If you are a partnership or other passthrough entity, or a holder of an interest in a partnership or other passthrough entity, holding notes we suggest you consult your tax advisor.

     - The discussion does not cover every type of note that we might issue. If we intend to issue a note of a type not described in this summary, we will provide additional tax information in the applicable pricing supplement.

     - Except as discussed below, the discussion does not apply to you if you are a non-U.S. holder (as defined below).

     - We have not requested a ruling from the Internal Revenue Service (the "IRS") on the tax consequences of purchasing, owning or disposing of the notes. As a result, the IRS could disagree with portions of this discussion.

     This discussion is based on existing and generally applicable U.S. federal income tax authorities including the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury regulations, rulings and decisions now in effect. Changes in these authorities (or possible differing interpretations) may affect the tax treatment of the notes, possibly with a retroactive effect.

     IF YOU ARE CONSIDERING BUYING NOTES, WE SUGGEST THAT YOU CONSULT YOUR TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF ACQUIRING, HOLDING OR DISPOSING OF THE NOTES IN YOUR PARTICULAR SITUATION.

TAX CONSEQUENCES TO U.S. HOLDERS

     This section applies to you if you are a "U.S. Holder." A "U.S. Holder" is a beneficial holder of a note that is for U.S. federal income tax purposes:

     - an individual U.S. citizen or resident alien;

     - a corporation, or entity taxable as a corporation, that was created or organized in or under U.S. law (federal, state or the District of Columbia);

     - an estate whose income is subject to U.S. federal income tax regardless of it source; or

     - a trust, if a U.S. court is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions over the trust, and certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. persons.

  Payments of Interest

     The tax treatment of interest paid on the notes generally depends upon whether the interest is "qualified stated interest."

     "Qualified stated interest" is generally any stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

     If any interest on a note is qualified stated interest, then

     - if you are a cash method taxpayer, you must report that interest in your income when you receive it, or

     - if you are an accrual method taxpayer, you must report that interest in your income as it accrues.

     If any interest on a note is not qualified stated interest, it is generally subject to the rules for original issue discount ("OID") described below.

  Determining Amount of OID

     Notes that are issued at prices less than their "stated redemption price at maturity" ("discount notes") are generally subject to additional tax rules. The amount of OID on a discount note is generally determined as follows:

     - The amount of OID on a note is the stated redemption price at maturity of the note minus the "issue price" of the note. If this amount is negative, there is no OID.

     - The "stated redemption price at maturity" of a note is the total amount of all principal and interest payments to be made on the note, other than qualified stated interest. In a typical case where all interest is qualified stated interest, the stated redemption price at maturity of a note is the same as its principal amount.

     - The "issue price" of a note is the first price at which a substantial amount of the notes are sold to the public.

     - If the OID on a discount note is de minimis, it is disregarded and not treated as OID. In general, OID is considered de minimis if the amount of OID is less than the following items multiplied together: (a) .25% (1/4 of 1%), (b) the number of full years from the issue date to the maturity date and (c) the stated redemption price at maturity.

  Accrual of OID Into Income

     Discount notes have the following consequences:

     - A U.S. Holder must include an allocable amount of OID in income as ordinary income over the period the holder holds the discount note.

     - All U.S. Holders of discount notes, even those on the cash method of accounting, must include OID in income as the OID accrues on the discount notes. This means that U.S. Holders are required to report OID in income for federal income tax purposes before they receive the cash that corresponds to that income.

     - OID accrues on a discount note on a "constant yield" method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a discount note, combined with the inclusion into income of any qualified stated interest on the discount note, will result in the holder being taxable at approximately a constant percentage of the unrecovered investment in the note.

     - The accruals of OID on a discount note will generally be less in the early years and more in the later years.

     - If any of the interest paid on the discount note is not qualified stated interest, that interest is taxed solely as OID. It is not separately taxed when it is paid to the holder.

     - Your adjusted tax basis in the discount note is initially your cost in that note. It increases by any OID you report as income. It decreases by any principal or interest payments you receive on the discount note that are not qualified stated interest.

  Notes Subject to Additional Tax Rules

     Additional or different tax rules apply to particular types of notes that we may issue. We will discuss these additional or different tax rules in the applicable pricing supplement.

     SHORT-TERM NOTES: The issuer may issue notes with a fixed maturity of one year or less. These are referred to as "short-term notes."

     - The amount of OID is calculated in the same manner as described above except that no interest on a short-term note is qualified stated interest.

     - Certain elections apply to the method of accrual of OID on short-term notes over the life of the notes.

     - Accrual method taxpayers and certain other holders, such as banks and securities dealers, must include OID in income as it accrues.

     - If you are a cash method taxpayer not subject to the accrual rule described above, you generally do not include OID with respect to a short-term note in income until you actually receive payments on the note. Alternatively, you can elect to include OID in income as it accrues on a straight-line basis unless an election is made to accrue under a constant yield method.

     - Two special rules apply if you are a cash method taxpayer and do not include OID in income as it accrues. First, if you sell the note, or it is paid at maturity, and you have a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the note at the time of the sale that you have not yet taken into income. Second, if you borrow money (or do not repay outstanding debt) to acquire or hold the note, then while you hold the note you cannot deduct any interest on the borrowing that corresponds to accrued OID on the note until you include the accrued OID in your income.

     FLOATING RATE NOTES:  Floating rate notes are subject to special OID rules.

     - All stated interest on a floating rate note that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually is generally treated as qualified stated interest if such floating rate note (a) has an issue price that does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount and (b) provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Generally, a qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in a currency in which the note is dominated.

     - Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the Treasury Regulations promulgated under the OID provisions of the Internal Revenue Code (the "OID Regulations"), two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the variable note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note or is not reasonably expected to affect significantly the yield on the note.

     - An objective rate is a rate that (a) is not itself a qualified floating rate, (b) is determined using a single fixed formula and (c) is based on objective financial or economic information that is not within the control of the issuer (or a related party) and is not unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer).

     - The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a floating rate note will then be calculated under the rules applicable to fixed rate debt instruments by assuming that the floating rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate reflecting the floating rate note's reasonably expected yield. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

     - If the note has more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on such a note.

     FOREIGN CURRENCY NOTES: A foreign currency note is a note denominated in a currency other than U.S. dollars. Special tax rules apply to these notes:

     Payments of Interest in a Foreign Currency

     - If you are a cash method taxpayer, you will be taxed on the U.S. dollar value of any foreign currency you receive as interest (other than OID or market discount) regardless of whether the payment is in fact converted to U.S. dollars at that time. The dollar value will be determined as of the date when you receive the payments.

     - If you are an accrual method taxpayer, you must report interest income as it accrues. You can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, you will make an adjustment upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections may also be available. We suggest that you consult your tax advisor with respect to such elections and the consequences to you of making these elections. An accrual method taxpayer will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

     OID on Foreign Currency Notes

     - Any OID on foreign currency notes will be determined in the relevant foreign currency. All holders must accrue OID in the same manner that an accrual basis holder accrues interest income on a foreign currency note. The amount of foreign currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

     Purchase, Sale and Retirement of Foreign Currency Notes

     - If you purchase a note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your adjusted tax basis in the foreign currency and the U.S. dollar fair market value, determined on the date of purchase, of the foreign currency used to purchase the note.

     - Except as discussed above with respect to short-term notes, upon the sale, exchange or retirement of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in your income)
      and will be long-term capital gain or loss if at the time of sale, exchange or retirement you have held the note for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income (to the extent not previously taken into income under the accrual method), with exchange gain or loss computed as described above in "-- Payments of Interest in a Foreign Currency."

     - Your initial tax basis in a foreign currency note is the amount of U.S. dollars you pay for the note (or, if you pay in foreign currency, the U.S. dollar value of that foreign currency on the purchase date), increased by the amounts of any market discount or OID previously included in income by you with respect to the foreign currency note and reduced by any amortized acquisition or other premium and any principal payments received by you. The amount of any subsequent adjustments to your adjusted tax basis will be the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of the adjustment.

     - If you collect foreign currency upon the retirement of the note, or if you sell or exchange the note for foreign currency, your gain or loss will be based on the U.S. dollar value of the foreign currency on the date payment is received or the foreign currency note is disposed of (or deemed disposed of as a result of a material change in the terms of the foreign currency note), depending on the U.S. Holder's method of accounting. For a foreign currency note traded on an established securities market, this value is determined for cash basis taxpayers on the settlement date for the sale of the note, and for accrual basis taxpayers on the trade date for the sale (although such accrual method taxpayers can also elect the settlement date). You will then have an adjusted tax basis in the foreign currency equal to the U.S. dollar value reported on the sale.

     - Any gain or loss on the sale, exchange or retirement of a note will be ordinary income or loss to the extent it arises from currency fluctuations between your purchase date and disposition date and will be recognized only to the extent of the total gain or loss you realize on the sale, exchange or retirement of the note.

     Premium and Market Discount on Foreign Currency Notes

     Market discount on a foreign currency note is determined in units of the foreign currency. Accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange or retirement of a foreign currency note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss). Accrued market discount currently includible in income for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange or retirement of a foreign currency note in the manner used by accrual method taxpayers with respect to computation of exchange gain or loss on accrued interest on foreign currency notes.

     Amortizable bond premium is determined in the relevant foreign currency and reduces interest income in units of the foreign currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of a foreign currency note.

     Exchange of Foreign Currencies

     A U.S. Holder will have an adjusted tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of such foreign currency, determined at the time the interest is received or of the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

     OTHER CATEGORIES OF NOTES: Additional rules may apply to certain other categories of notes. The applicable pricing supplement may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of notes include:

     - notes with contingent payments,

     - notes which the applicable issuer may be required by the holder to redeem prior to their maturity,

     - notes that are callable by the applicable issuer before their maturity, other than typical calls at a premium, and

     - notes that are extendable at the option of the applicable issuer or the option of the holder.

  Accrual Election

     You may generally elect to be taxed on the income from a note in a different manner than described above. Under the election:

     - No interest is qualified stated interest.

     - You include amounts in income as they accrue to you in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account all interest (including stated interest, OID (including de minimis OID), market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium).

     - Your adjusted tax basis is increased by all accruals of income and decreased by all payments you receive on the note.

  Sale, Exchange or Retirement of Notes

     On your sale, exchange or retirement of your note:

     - You will have taxable gain or loss equal to the difference between the amount realized by you and your adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included that market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note.

     - Your gain or loss will generally be capital gain or loss and will be long term capital gain or loss if you held the note for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on net short-term capital gains. The deductibility of capital losses is subject to certain limitations. U.S. Holders should consult their own tax advisors concerning these tax law provisions.

     - If you sell the note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

     - All or part of your gain may be ordinary income rather than capital gain in certain cases. These cases include sales of short-term notes, notes with market discount, notes with contingent payments or foreign currency notes. U.S. Holders should consult their own tax advisors concerning these tax law provisions.

  Premium and Discount

     Additional special rules apply in the following situations involving discount or premium:

     - If you buy a note in the initial offering for more than its stated redemption price at maturity, the excess amount you pay will be "amortizable bond premium." A U.S. Holder may elect to amortize the premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of the excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

     - Similarly, if a note has OID and you buy it in the initial offering for more than the issue price and less than its stated redemption price at maturity, the excess (up to the total amount of OID) is called "acquisition premium." The amount of OID you are required to include in income will be reduced by the amount of acquisition premium over the life of the note.

     - If you buy a note in the initial offering for less than the issue price, special rules concerning "market discount" may apply.

     - Generally, if the market discount rules apply, you will be required to
       (i) treat as ordinary income payments made with respect to (other than payments of qualified stated interest), or gain realized on, the sale, exchange or retirement of a note to the extent of the accrued market discount not previously included in income and (ii) defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue market discount on the basis of semiannual compounding.

     - Alternatively, you may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis). Generally, such currently included market discount is treated as ordinary interest income. Such an election will apply to all debt instruments you acquired on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Appropriate adjustments to a note's adjusted tax basis are made in these situations. We suggest that U.S. Holders in these situations consult their tax advisors.

  Tax Return Disclosure Regulations

     Pursuant to recently enacted Treasury regulations (the "Disclosure Regulations"), any taxpayer that has participated in a "reportable transaction" and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer's participation in the reportable transaction to the taxpayer's tax return for each taxable year for which the taxpayer participates in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a "loss transaction" constitutes a reportable transaction. A loss transaction is any transaction resulting in, or reasonably expected to result in, the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. If the loss arises with respect to a Section 988 transaction, as defined in Section 988(c)(1) of the Code relating to foreign currency transactions, the applicable threshold amount is $50,000 in any single taxable year in the case of individuals or trusts, whether or not the loss flows through from an S corporation or partnership. Higher threshold amounts apply to individuals and trusts for loss transactions that are not Section 988 transactions. Higher threshold amounts also apply depending upon the taxpayer's status as a corporation, partnership, or S corporation, as well as certain other factors. It is important to note, however, that the Disclosure Regulations provide that the fact that a transaction is a reportable transaction shall not affect the legal determination of whether the taxpayer's treatment of the transaction is proper. U.S. Holders should consult their tax advisors concerning the disclosure requirements under the Disclosure Regulations with respect to the notes.

  Information Reporting and Backup Withholding

     Under the tax rules concerning information reporting to the IRS:

     - Assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement proceeds on your notes, unless an exemption applies.

     - Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for the intermediary's use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

     - If you are subject to these requirements but do not comply, the intermediary must withhold at a rate of 28% of all amounts payable to you on the notes (including principal payments). If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

     - All individual U.S. Holders are subject to these requirements. Some U.S. Holders, including all corporations, tax-exempt organizations and individual retirement accounts, are generally exempt from these requirements.

 Certain Tax Consequences With Respect to Debt Securities of Textron Canada Funding

     Interest payments made by Textron Canada Funding may be subject to Canadian withholding tax. The withholding tax rate with respect to a U.S. Holder may depend on whether such U.S. Holder is entitled to the benefits of the United States-Canada tax treaty (the "Tax Treaty"). Certain U.S. Holders (such as limited liability companies) are not treated as United States persons for purposes of the Tax Treaty and are subject to withholding tax at a higher rate. U.S. Holders should consult with their tax advisors as to whether the benefits of the Tax Treaty are applicable to their particular circumstances.

     As discussed under "Description of Debt Securities -- Payment of Additional Amounts with Respect to the Guaranteed Debt Securities" in the accompanying prospectus, certain notes issued by Textron Canada Funding will provide that the holders of such notes will be entitled to additional interest payments when certain payments to such holder are subject to withholding or deductions for certain taxes. Such additional interest should be taxed as interest in accordance with such holder's method of accounting. U.S. Holders should consult with their tax advisors regarding the tax consequences of these additional interest payments.

     If Canadian withholding taxes are imposed on interest payments on the debt securities issued by Textron Canada Funding, a U.S. Holder may be eligible for a United States foreign tax credit with respect to such taxes. A U.S. Holder that does not claim a foreign tax credit may be entitled to a deduction for United States federal income tax purposes with respect to any such Canadian withholding taxes.

     The calculation of foreign tax credits or deductions involves the application of complex rules that depend on a holder's particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the credibility or deductibility of such taxes. For a discussion of the Canadian income tax considerations, see "Certain Canadian Federal Income Tax Considerations."

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     Subject to the discussion below concerning backup withholding and assuming that a Non-U.S. Holder's income and gains in respect of a note are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S., payments of interest on a note to the Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that: (i) such holder does not own, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;
(ii) such holder is not, for U.S. federal income tax purposes, a "controlled foreign corporation" related, directly or indirectly, to us through stock ownership; (iii) such holder is not a bank receiving interest described in
Section 881(c)(3)(A) of the Code; and (iv) certain certification requirements under Section 871(h) or 881(c) of the Code and Treasury regulations thereunder (as described below) are met (the "Portfolio Interest Exemption").

     Payments of interest on a note that do not satisfy all of the foregoing requirements generally are subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to interest on a note if such interest is effectively-connected with a U.S. trade or business conducted by the Non-U.S. Holder. Under certain circumstances, effectively connected interest income received by a corporate Non-U.S. Holder may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). Subject to the discussion of backup withholding below, such effectively connected interest income generally will be exempt from U.S. federal withholding tax requirements if the Non-U.S. Holder delivers an IRS Form W-8ECI to the payor.

     In general, subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note or on any gain recognized on the sale, exchange or retirement of the note, unless: (i) in the case of gain, such holder is an individual who is present in the U.S. for 183 or more days in the taxable year of disposition and certain other conditions are met; (ii) such holder is subject to the provisions of the U.S. federal tax law applicable to certain U.S. expatriates; or (iii) the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder (and, if a tax treaty applies, is attributable to a U.S. permanent establishment of such holder).

     Under Sections 871(h) and 881(c) of the Code and the Treasury regulations thereunder, in order to obtain the exemption from U.S. federal withholding tax described in first paragraph above, either (i) the Non-U.S. Holder must provide its name and address, and certify, under penalties of perjury, that it is a Non-U.S. Holder; or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the note on behalf of the Non-U.S. Holder must certify, under penalties of perjury, that such certificate has been received from such holder by it or by a Financial Institution between it and such holder and must furnish the payor with a copy thereof. Under Treasury regulations, the foregoing certification may be provided by such holder of a note on IRS From W-8BEN, W-8IMY or W-8EXP, as applicable.

     Even if you comply with the certification requirements discussed above, a withholding tax may arise if the amount of interest payable on a note is based on our earnings or on other attributes of ours. If this exception applies, the issuer will provide additional information in the applicable pricing supplement.

  Estate Taxes

     If you are an individual, your notes generally will not be subject to U.S. estate tax when you die provided that, at the time of your death, interest on the note qualifies under the Portfolio Interest Exemption discussed above and such payments were not effectively connected to a U.S. trade or business that you were conducting in the U.S.

  Backup Withholding and Information Reporting

     In the case of a Non-U.S. Holder, under currently applicable Treasury regulations, backup withholding and information reporting will not apply to payments of principal or interest on a note if the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the payor does not have actual knowledge that such holder is a U.S. Holder that is not an exempt recipient or that the conditions of any other exemptions are not in fact satisfied. For this purpose, the certification required by Section 871(h) and 881(c) of the Code and Treasury regulations thereunder (as described above under "Tax Consequences to Non-U.S. Holders") may be used by the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situations, the availability of an exemption, and the procedure for obtaining such an exemption, if available. Any amount withheld under the backup withholding rules generally will be allowed as a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

     THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY CHANGE OR PROPOSED CHANGE IN APPLICABLE LAWS.

               CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     THE DISCUSSION BELOW IS INTENDED TO BE A GENERAL DESCRIPTION ONLY OF CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF NOTES OF TEXTRON CANADA FUNDING ACQUIRED PURSUANT TO THIS OFFERING AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PURCHASER (AS DEFINED BELOW). ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE CANADIAN FEDERAL AND PROVINCIAL TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

A. NON-CANADIAN HOLDERS

GENERAL

     This section summarizes the material Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Canadian Tax Act") applicable to a "Non-Canadian holder" of notes issued by Textron Canada Funding. This discussion is based on advice from Osler, Hoskin & Harcourt LLP, our Canadian tax counsel. For purposes of this summary, a Non-Canadian holder is a beneficial owner of a note that buys such note in an initial offering pursuant to the terms of this prospectus supplement and the applicable pricing supplement and who, at all relevant times, for purposes of the Canadian Tax Act:

     - is not (and is not deemed to be) a resident of Canada,

     - deals at arm's length with Textron Canada Funding, and

     - holds the note as capital property and does not use or hold and is not deemed to use or hold the note in, or in the course of, carrying on business in Canada.

Special rules not discussed in this summary may apply to a person who carries on an insurance business in Canada and elsewhere. Under the Canadian Tax Act, certain persons, including "financial institutions" as defined for these purposes, will generally be precluded from treating notes as capital property.

     This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder and the Tax Treaty, proposed amendments to the Canadian Tax Act and the regulations (the "Proposed Amendments") publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsel's understanding of the current published administrative practices and policies of the Canada Customs and Revenue Agency (the "CCRA"). This summary is not exhaustive of all possible income tax consequences and, except for the Proposed Amendments, does not otherwise take into account or anticipate any other changes in law or in the administrative and assessing practices of the CCRA, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or non-Canadian income tax considerations. Subsequent changes to the Canadian Tax Act and the regulations thereunder, the Tax Treaty, the Proposed Amendments, the case law and the Canada Customs and Revenue Agency's administrative policies subsequent to the date of this prospectus supplement may have a material effect on the Canadian federal income tax consequences to a Non-Canadian holder, and also on this summary.

     For the purpose of the Canadian Tax Act all amounts in U.S. dollars or other non-Canadian currency that relates to the acquisition, holding or disposition of a note including interest, adjusted cost base, proceeds of disposition (including transfer or redemption) and issue price must be converted into Canadian dollars based on the exchange rate prevailing at the time such events arise.

CANADIAN WITHHOLDING TAX

     Subject to the application of certain exemptions as discussed below, any amount paid or credited, or deemed to be paid or credited, by Textron Canada Funding as, on account of or in lieu of payment of, or in satisfaction of interest on a note to a Non-Canadian holder will generally be subject to a 25% non-resident withholding tax. The rate of such tax may be reduced through the application of international tax treaties or conventions to which Canada is a party, usually to a rate of 10% or 15%. In the case of a Non-Canadian holder that is a beneficial owner of interest in a note and a resident of the United States for purposes of the Tax Treaty, the applicable rate is 10%.

     Interest on a note that is paid or credited, or deemed to be paid or credited by Textron Canada Funding to a Non-Canadian holder will be exempt from Canadian non-resident withholding tax provided:

          (a) none of the interest is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion, or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation; and

          (b) either:

             (i) the note is issued under terms and conditions and in circumstances whereby Textron Canada Funding may not be required to repay more than 25% of the principal amount of the Textron Canada Funding debt obligation represented by such notes within five years from the date of issue of such obligation except in certain circumstances including default (a "5-Year Note") (for this purpose, where a note is issued as part of a number of notes that comprise a single debt issuance of obligations that are identical in respect of all rights attaching thereto except as regards the principal amount thereof, then Textron Canada Funding may not be required to repay more that 25% of the total of the principal amount of those notes within five years from the date of issue of the debt issuance); or

             (ii) the Non-Resident holder is a person to whom a certificate of exemption has been issued under subsection 212(14) of the Canadian Tax Act and which certificate is in force on the date such interest is paid or credited.

     Interest on a note that is paid or credited, or deemed to be paid or credited, to a Non-Canadian holder entitled to benefits under the Tax Treaty will also be exempt from Canadian non-resident withholding tax provided that at the time the interest is so paid or credited such Non-Canadian holder is a trust, company, organization or other arrangement described in Article XXI(2) of the Tax Treaty and such income is not income of the trust, company or other arrangement from carrying on a trade or business.

     The pricing supplement with respect to a particular issuance of notes will describe whether interest paid or credited or deemed to be paid or credited thereon will be exempt from Canadian federal withholding tax.

     When a note is issued to a Non-Canadian holder at a discount, the difference between the issue price and the amount payable to the Non-Canadian holder on maturity will, in certain circumstances, be considered to be received as interest rather than as principal for purposes of the Canadian Tax Act. Similarly, when a Non-Canadian holder assigns or otherwise transfers a note (other than a 5-Year Note) to a person resident in or deemed to be resident in Canada for purposes of the Canadian Tax Act, any amount by which the transfer or assignment price exceeds the issue price of the note shall in certain circumstances be deemed to be a payment of interest to the Non-Canadian holder for purposes of the Canadian Tax Act. In addition, any amount of interest accrued and unpaid on such a note at the time of such assignment or transfer shall in certain circumstances be deemed to have been paid to the Non-Canadian holder for purposes of the Canadian Tax Act. In any of these circumstances, the comments made herein regarding Canadian withholding tax on interest will apply.

OTHER TAXES

     Other than in the circumstances described above, no taxes on income (including taxable capital gains) will be payable by a Non-Resident holder in respect of the acquisition, ownership or disposition of a note.

B. RESIDENTS OF CANADA

     In the opinion of Osler, Hoskin & Harcourt LLP, Canadian tax counsel to Textron Financial and Textron Canada Funding, the following is a summary of the principal Canadian federal income tax considerations generally applicable under the Canadian Tax Act to a person who acquires beneficial ownership of the notes of Textron Canada Funding ("notes") pursuant to this offering (a "Purchaser") and who for the purposes of the Canadian Tax Act, and at all relevant times, is or is deemed to be resident in Canada, holds the notes as capital property, deals at arm's length with the issuer, is not affiliated with the issuer and is not a "financial institution" for purposes of certain provisions of the Canadian Tax Act relating to securities held by financial institutions. The notes will generally be treated as capital property of a Purchaser unless the Purchaser is considered to be a trader or dealer in securities or has acquired the notes in a transaction or transactions considered to be an adventure in the nature of trade or for a purpose other than to hold as an investment.

     This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the "Regulations") in force on the date hereof, specific proposals (the "Tax Proposals") to amend the Canadian Tax Act or the Regulations publicly announced by the Minister of Finance prior to the date hereof, and counsel's understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency (the "CCRA"). This summary is not exhaustive of all possible Canadian income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law or in the administrative and assessing practices of the CCRA, whether by legislative, governmental or judicial action, nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada. No assurance can be given that the Tax Proposals will become law in their present form or at all.

     For the purpose of the Canadian Tax Act all amounts in U.S. dollars or other non-Canadian currency that relates to the acquisition, holding or disposition of a note including interest, adjusted cost base, proceeds of disposition (including transfer or redemption) and issue price must be converted into Canadian dollars based on the exchange rate prevailing at the time such events arise.

TAXATION OF INTEREST ON NOTES

     A Purchaser that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest that accrues to the Purchaser on a note to the end of the year or that becomes receivable or is received by the Purchaser before the end of the year, to the extent that such interest was not included in computing the Purchaser's income for a preceding taxation year.

     Any other Purchaser will be required to include in computing its income for a taxation year any interest on a note that is received or receivable by the Purchaser in the taxation year (depending on the method regularly followed by the Purchaser in computing the Purchaser's income) to the extent that the interest was not included in computing the Purchaser's income for a preceding taxation year. In addition, such Purchaser will be required to include in computing its income for a taxation year any interest that accrued to the Purchaser to the end of any "anniversary day" (as defined in the Canadian Tax
Act) of the
note, to the extent that such amount was not otherwise included in computing the Purchaser's income for the year or for any preceding taxation year.

     If a note is issued at a discount such that it is a "prescribed debt obligation" as defined by the Regulations interest will be deemed to accrue to the Purchaser for purposes of the rules described above at a rate determined in accordance with the Regulations.

     A Purchaser that is a Canadian-controlled private corporation (as defined in the Canadian Tax Act) will be liable to pay an additional refundable tax of 6 2/3% on investment income. For this purpose, investment income will generally include interest income and taxable capital gains.

REDEMPTION OR OTHER DISPOSITION

     On an assignment or other transfer of a note, a Purchaser will generally be required to include in computing its income for the year of transfer, the amount, if any, of interest that has accrued on the note to the date of transfer, and which was not, in accordance with the terms of the debt security, payable until after that date, to the extent that such amount has not otherwise been included in computing the Purchaser's income for that year or a preceding year.

     On a redemption of the note before maturity, the amount, if any, by which the redemption proceeds exceed the principal amount of the note may be deemed to be interest received by the Purchaser.

     In addition, a disposition of a note (including a redemption or purchase by the issuer) will give rise to a capital gain (or a capital loss) to the extent that a Purchaser's proceeds from the disposition of the debt security net of accrued interest and amounts deemed to be interest exceed (or are less than) the aggregate of the Purchaser's adjusted cost base of the note and any reasonable costs of disposition. One-half of the amount of any capital gain (a "taxable capital gain") realized by a Purchaser in a taxation year generally must be included in income in that year, and one-half of the amount of any capital loss (an "allowable capital loss") realized in a taxation year must be deducted from taxable capital gains realized by the Purchaser in that year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years to the extent provided in the Canadian Tax Act. A capital gain realized by an individual may give rise to a liability for alternative minimum tax.

                              PLAN OF DISTRIBUTION

     Textron Canada Funding is offering the notes in Canada on a continuing basis for sale to or through RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Scotia Capital Inc. (the "agents"). The agents, individually or in a syndicate, may purchase notes, as principal, from the issuer from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, the issuer may agree with an agent for that agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from .125% to .750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. The issuer will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale. In addition, we estimate that our expenses incurred in connection with the offering and sale of the notes, including reimbursement of certain of the agents' expenses, will total approximately $1,300,000.

     Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

     We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an agent). Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

     Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See "Special Provisions Relating to Foreign Currency Notes."

     Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

     In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those agents create a short position in notes, i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these types of purchases.

     Neither we nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any agent makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof.

     In the ordinary course of their business, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they receive customary fees and expenses.

     From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of notes offered hereby may be reduced as a result of these sales.

                             VALIDITY OF THE NOTES

     Edwards & Angell, LLP and Stewart McKelvey Stirling Scales will issue opinions about the validity of the notes for Textron Canada Funding. Edwards & Angell, LLP will issue an opinion about the validity of the TFC guarantee for Textron Financial. Certain matters relating to Ontario law and Canadian federal income tax matters will be passed upon for Textron Financial and Textron Canada Funding by Osler, Hoskin & Harcourt, LLP, 1 First Canadian Place, Toronto, Canada M5X1B8. Sidley Austin Brown & Wood LLP will pass on certain matters for the agents in respect of the notes being offered in the United States and Torys LLP will pass on certain matters for the Canadian agents in respect of the notes being offered in Canada.

                           ELIGIBILITY FOR INVESTMENT

     In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to Textron Financial and Textron Canada Funding and Torys LLP, Canadian counsel to the Canadian agents, subject to compliance with the prudent investment standards and general investment provisions and restrictions of the following statutes (and, where applicable, the regulations thereunder) and, in certain cases, subject to the satisfaction of additional requirements relating to investment or lending policies, procedures or goals, and, in certain cases, the filing of such policies, procedures or goals, the notes of Textron Canada Funding issued in Canada will not at the date of their issue be precluded as investments under the following statutes:

Insurance Companies Act (Canada)
Trust and Loan Companies Act (Canada)
Pension Benefits Standards Act, 1985 (Canada)
Cooperative Credit Associations Act (Canada)
Pension Benefits Act (Nova Scotia)
Trustee Act (Nova Scotia)
Pension Benefits Act (Ontario)
Loan and Trust Corporations Act (Ontario)
Trustee Act (Ontario)
Financial Institutions Act (British Columbia)
Pension Benefits Standards Act (British   Columbia)
Loan and Trust Corporations Act (Alberta)
Alberta Heritage Savings Trust Fund Act   (Alberta)
Employment Pension Plans Act (Alberta)
Insurance Act (Alberta)
The Pension Benefit Act, 1992 (Saskatchewan)
The Pension Benefits Act (Manitoba)
The Insurance Act (Manitoba)
The Trustee Act (Manitoba)

     In the opinion of Osler Hoskin & Harcourt LLP and Torys LLP, provided that at the time of issue, the notes of Textron Canada Funding are held by at least 300 different persons, the notes of Textron Canada Funding at that time will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds and deferred profit sharing plans (collectively, the "Deferred Income Plans"), other than trusts governed by deferred profit sharing plans for which any of the employers is Textron Canada Funding or is a corporation which does not deal at arm's length with Textron Canada Funding. In the opinion of such counsel, based on a certificate of Textron Canada Funding as to the use of proceeds from the issue of notes of Textron Canada Funding and other matters, the notes of Textron Canada Funding will not, on the date of issue, be "foreign property" for purposes of the Canadian Tax Act for Deferred Income Plans (other than registered education savings plans, which are not subject to such "foreign property" rules) and other persons subject to tax under Part XI of the Canadian Tax Act.

                           CERTIFICATE OF THE AGENTS
Dated September 26, 2003

     To the best of our knowledge, information and belief, the MJDS prospectus, together with the documents incorporated in the prospectus, as supplemented by the foregoing, will as of the date of each supplement to the MJDS prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered under the MJDS prospectus and by the supplement as required by the provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

                                          RBC DOMINION SECURITIES INC.

                                          BY: (signed) JOHN R.G. YOUNGER
                                            ------------------------------------
                                              JOHN R.G. YOUNGER

                                          BMO NESBITT BURNS INC.

                                          BY: (signed) PETER K. MARCHANT
                                            ------------------------------------
                                              PETER K. MARCHANT

                                          SCOTIA CAPITAL INC.

                                          BY: (signed) JOHN P. TKACH
                                            ------------------------------------
                                              JOHN P. TKACH

     This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this prospectus and any representation to the contrary is an offence.

PROSPECTUS

                                TFC TEXTRON LOGO

                     TEXTRON FINANCIAL CANADA FUNDING CORP.

                              U.S. $4,000,000,000

                         GUARANTEED DEBT SECURITIES OF
                     TEXTRON FINANCIAL CANADA FUNDING CORP.

                           -------------------------

     Textron Financial Canada Funding Corp. may periodically sell debt securities to the public. Such debt securities will be fully and unconditionally guaranteed by Textron Financial Corporation. Textron Financial Canada Funding Corp. will provide specific terms of such debt securities in supplements to this prospectus. Textron Financial Canada Funding Corp. will not offer any of its convertible debt securities or subordinated debt securities in Canada pursuant to this prospectus.

     You should read this prospectus and each applicable supplement carefully before you invest. In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

     This offering is being made by Textron Financial Canada Funding Corp., a Canadian issuer, whose obligations under debt securities issued by it will be guaranteed by Textron Financial Corporation, a U.S. issuer, using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that these requirements may differ from those of Canadian securities laws. The financial statements included or incorporated by reference in this prospectus have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. This offering is being made by Textron Financial Canada Funding Corp. in each of the provinces of Canada pursuant to decisions issued by the securities commission or similar regulatory authority of those provinces.

                           -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to sell these securities unless it is accompanied by a prospectus supplement.

                  This prospectus is dated September 26, 2003.

     Certain of the directors and officers of the issuer, Textron Financial Corporation and the experts named in this prospectus reside outside of Canada. Certain of the assets of these persons, the issuer and Textron Financial Corporation may be located outside Canada. The issuer has appointed Stewart McKelvey Stirling Scales, Suite 800, 1959 Upper Water Street, P.O. Box 997 Halifax, Nova Scotia, Canada, B3J 2X2 as its agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon all of the directors, officers and experts referred to above. It may also not be possible to enforce against the issuer, Textron Financial Corporation and their respective directors and officers and the experts named in this prospectus, judgments obtained in Canadian courts predicated upon the civil liability provisions of the applicable securities laws in Canada.

                               TABLE OF CONTENTS

                                      PAGE
About this Prospectus...............    1
Textron Financial Corporation.......    1
Textron Financial Canada Funding
  Corp. ............................    2
Use of Proceeds.....................    3
Ratios of Earnings to Fixed
  Charges...........................    3
Description of Debt Securities......    4
Plan of Distribution................   15
Where You Can Find More
Information.........................   16

                                      PAGE
Legal Opinions......................   17
Experts.............................   17
Purchasers' Statutory Rights........   17
Certificate of Textron Financial
Corporation.........................   18
Certificate of Textron Financial
Canada Funding Corp. ...............   19

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a joint registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt securities of Textron Financial Corporation (the "TFC debt securities"), and the debt securities of Textron Financial Canada Funding Corp. (the "guaranteed debt securities"), which are fully and unconditionally guaranteed by Textron Financial Corporation (the "TFC guarantee") as described in this prospectus and the other prospectus included in the registration statement. Textron Financial Corporation and Textron Financial Canada Funding Corp. may issue up to an aggregate of $4,000,000,000 of debt securities and guaranteed debt securities under this prospectus and the other prospectus included in the registration statement. Any debt securities issued by Textron Financial Corporation or Textron Financial Canada Funding Corp. will reduce the amount available to be issued in the future by itself and the other issuer under the registration statement. Unless the context otherwise requires, we will refer to the TFC debt securities to be issued by Textron Financial and the guaranteed debt securities to be issued by Textron Canada Funding as the "securities" or the "debt securities".

     Under this prospectus, Textron Financial Canada Funding Corp. may periodically sell debt securities to the public. Such debt securities will be fully and unconditionally guaranteed by Textron Financial Corporation. Textron Financial Canada Funding Corp. will provide specific terms of such debt securities in supplements to this prospectus. Textron Financial Canada Funding Corp. will not offer any of its convertible debt securities or subordinated debt securities in Canada pursuant to this prospectus.

     This prospectus provides you with a general description of the securities Textron Financial Canada Funding Corp. may offer. Each time Textron Financial Canada Funding Corp. sells securities, it will provide a prospectus supplement that will contain specific information about the terms of the securities offered. Each prospectus supplement may also add to, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

     In this prospectus, we will refer to Textron Financial Corporation as "Textron Financial" and Textron Financial Canada Funding Corp. as "Textron Canada Funding" or the "issuer". Unless the context otherwise requires, we will use the terms "we", "our", "ourselves" and "us" to mean Textron Financial and Textron Canada Funding.

                         TEXTRON FINANCIAL CORPORATION

     Textron Financial was incorporated in the State of Delaware in 1962. Its executive office is at 40 Westminster Street, Providence, Rhode Island and its telephone number is 401-621-4200.

     Textron Financial is a diversified commercial finance company with operations in six segments:

     - Aircraft Finance, providing financing for new and used Cessna business jets and piston-engine airplanes, Bell helicopters and other general aviation aircraft;

     - Asset-Based Lending, involving two types of lending primarily secured by accounts receivable and inventory: general purpose asset-based lending, which provides asset-based loans to smaller middle-market companies that manufacture or distribute finished goods, and specialty asset-based lending, which factors freight bills and utility service receivables and extends asset-based loans to small niche-orientated finance companies;

     - Distribution Finance, offering inventory finance programs for dealers of Textron, Inc. manufactured products and for dealers of a variety of other household, housing, leisure, agricultural and technology products;

     - Golf Finance, making mortgage loans for the acquisition and refinancing of golf courses, and providing term financing for E-Z-GO golf cars and Textron Turf Care equipment;

     - Resort Finance, extending loans to developers of vacation interval resorts and recreational and residential land lots, secured primarily by notes receivable and interval and land lot inventory; and

     - Structured Capital, engaging in tax-orientated, long-term leases of large-ticket equipment and real estate, primarily with investment grade lessees.

     Textron Financial's other financial services and products include transaction syndication, equipment appraisal and disposition, insurance brokerage and portfolio servicing. Some of these ancillary services are offered through Textron Financial subsidiaries, Asset Control LLC and TBS Business Services, Inc.

     Textron Financial is a subsidiary of Textron Inc., a global, multi-industry company with operations in five business segments -- Bell, Cessna, Fastening Systems, Industrial and Finance. Textron Inc.'s products include: light and mid-size business jets, turboprop and piston-powered aircraft, commercial and military helicopters, engineered fastening systems, wire and cable installation and maintenance tools, golf cars and utility vehicles, turf-care equipment, aerospace and defense systems, plastic fuel tanks, industrial pumps and gears and other industrial products. At December 28, 2002, 46% of Textron Financial's total managed finance receivables were associated in some manner with Textron or Textron's products, and approximately 50% of those receivables were either direct Textron obligations or related to the financing of new Textron products.

     Textron Financial entered into a Support Agreement dated as of May 25, 1994 with Textron Inc. The Support Agreement requires Textron Inc. to pay Textron Financial, quarterly, an amount sufficient to provide that pre-tax earnings, before extraordinary items and fixed charges, will not be less than 125% of Textron Financial's fixed charges. Fixed charges for purposes of the Support Agreement include interest on indebtedness and amortization of debt discount. Textron Inc. was not required to make any payments under the Support Agreement for the six months ended June 30, 2003, or for the years ended 2002, 2001, 2000, 1999 and 1998, when Textron Financial's fixed charge coverage ratios were 154%, 161%, 171%, 158%, 163% and 172%, respectively. In addition, Textron Inc. has agreed to maintain Textron Financial's consolidated shareholders' equity at an amount not less than $200 million. Under the terms of the Support Agreement, Textron Financial has agreed with Textron Inc. that one hundred percent (100%) of Textron Financial's issued and outstanding common stock will be owned by Textron Inc. or a corporation controlled by, controlling, or under common control with, Textron Inc. The Support Agreement is not a guarantee by Textron Inc. of the payment of interest or principal of any obligation, indebtedness or liability by Textron Financial, including the debt securities or the TFC guarantees in respect of the guaranteed debt securities offered hereby, to any person. However, the Support Agreement does contain provisions protecting Textron Financial's investors from the termination of the Support Agreement and entitling them to enforce its provisions against Textron Inc. As a result, if Textron Inc. does not comply with its obligations under the Support Agreement, holders of TFC debt securities and holders of guaranteed debt securities could bring an action against Textron Inc. to compel Textron Inc. to comply with its obligations.

                     TEXTRON FINANCIAL CANADA FUNDING CORP.

     Textron Canada Funding is one of Textron Financial's wholly-owned subsidiaries, incorporated under the laws of the Province of Nova Scotia, as an unlimited liability company, solely for the purpose of raising capital to meet Textron Financial's financing needs and those of Textron Financial's subsidiaries. Textron Canada Funding's registered office is located at Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia, Canada B3J 2X2. Its principal executive offices are located at 40 Westminster Street, Providence, Rhode Island, and its telephone number is 401-621-4200.

     Pursuant to rules promulgated by the SEC, we are not required to include separate financial statements of Textron Canada Funding in this prospectus because:

     - all of the voting rights of Textron Canada Funding are owned by Textron Financial, which files periodic and other reports with the SEC pursuant to the Securities Exchange Act of 1934;

     - Textron Canada Funding does not have operations, revenues or cash flows other than those related to the issuance, administration and repayment of the guaranteed debt securities and any other securities guaranteed by Textron Financial; and

     - Textron Financial fully and unconditionally guarantees the payment of Textron Canada Funding's guaranteed debt securities.

                                USE OF PROCEEDS

     Textron Canada Funding will use the net proceeds from the sale of the debt securities that it offers for sale by this prospectus for the purposes that it specifies in the prospectus supplement for those debt securities. Unless otherwise indicated in the applicable prospectus supplement, Textron Canada Funding will lend the net proceeds from the sale of its notes to Textron Financial or Textron Financial's other subsidiaries to be used for repayment of debt, origination of loan and lease financings, acquisition of finance portfolios and businesses and other general corporate purposes of Textron Financial.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     Textron Financial's ratios of earnings to fixed charges for each of the periods indicated were as follows:

                                YEARS ENDED
SIX MONTHS ENDED   -------------------------------------
 JUNE 30, 2003     2002    2001    2000    1999    1998
----------------   -----   -----   -----   -----   -----
     1.54x         1.61x   1.71x   1.58x   1.63x   1.72x

     For these ratios, Textron Financial calculated earnings by adding the following:

     - pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from investments that Textron Financial accounts for using the equity method of accounting;

     - fixed charges;

     - amortization of previously capitalized interest;

     - distributed income of investments that Textron Financial accounts for using the equity method of accounting; and

     - Textron Financial's share of pre-tax losses of investments that Textron Financial accounts for using the equity method of accounting and then subtracting:

          -- capitalized interest and

          -- minority interests in pre-tax income of subsidiaries that have not incurred fixed charges.

     For this purpose, Textron Financial calculated fixed charges by adding the following:

     - interest expensed and capitalized;

     - amortized premiums, discounts and capitalized expenses relating to indebtedness;

     - an estimate of interest included in rental expense; and

     - preferred stock dividend requirements, if any, of consolidated subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

     Textron Canada Funding will issue guaranteed debt securities under an indenture with Textron Financial, as guarantor, and SunTrust Bank, as trustee. In this section, we use "we," "us," "our" and other similar terms when referring to Textron Financial and Textron Canada Funding collectively and the term "issuer" when referring to Textron Canada Funding as the issuer of a particular debt security or series of debt securities.

     We have summarized below provisions of the indenture. The summary does not contain all of the provisions that you may want to consider as an investor in the debt securities. You may wish to review the indenture and the Trust Indenture Act of 1939 as it applies to the indenture. We have filed a copy of the indenture with the SEC.

GENERAL

     The indenture does not limit the amount of debt securities that the issuer may issue under it. In addition, the indenture does not limit the amount of any other debt that the issuer may issue under other financing documents.

     The issuer is allowed under the indenture to issue debt securities in one or more series. We will include in the prospectus supplement for a series of debt securities being offered specific terms of the debt securities. These terms will include some or all of the following:

     - the title of the debt securities;

     - the total principal amount and the permitted denominations of the debt securities;

     - the currency or currencies in which the principal of and any interest on the debt securities will be payable;

     - the date on which the debt securities will be payable;

     - the interest rate, if any, for the debt securities or the method that will be used to determine the interest rate;

     - the places where principal and any interest will be payable;

     - any mandatory or optional repayment or redemption provisions; and

     - any other terms of the debt securities.

     The issuer is allowed under the indenture to issue debt securities of a single series from time to time, with different maturity dates and redemption and repayment provisions, if any, and different interest rates. The issuer will specify in the prospectus supplement the persons to whom and the manner in which any interest will be payable.

     The debt securities will be unsecured, unsubordinated indebtedness of the issuer. The debt securities and the related guarantees will rank equally with all other unsecured and unsubordinated indebtedness of each of us from time to time outstanding.

     The issuer will issue the debt securities in the denominations that it sets forth in the applicable prospectus supplement. The trustee will register the debt securities in the names of the holders of the debt securities. The issuer will maintain an office or agency where holders of the debt securities may present the debt securities for payment, transfer or exchange. The issuer will not charge any service charge for any transfer or exchange of the debt securities, but may require a payment sufficient to cover any tax or other governmental charge payable on the debt securities.

     The issuer may sell some of its debt securities at a substantial discount below their stated principal amount and may provide for the payment of no interest or interest at a rate which at the time of issuance is below market rates. We will describe the U.S. federal income tax consequences and, in the case of debt securities issued in Canada, Canadian federal income tax consequences, and other special considerations applicable to any discounted debt securities in the prospectus supplement relating to the discounted debt securities.

FULL AND UNCONDITIONAL GUARANTEE OF DEBT SECURITIES OF TEXTRON CANADA FUNDING

     All debt securities will be fully and unconditionally guaranteed under a guarantee by Textron Financial of the payment of principal of, and any premium and interest on, the debt securities when due, whether at maturity or otherwise. Under the terms of the full and unconditional guarantee, holders of the debt securities will not be required to exercise their remedies against Textron Canada Funding before they proceed directly against Textron Financial. In addition, the holders of debt securities are entitled to enforce the provisions of the Support Agreement against Textron Inc. See "Textron Financial Corporation."

BOOK-ENTRY PROCEDURES

     The issuer may issue the debt securities in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless the issuer otherwise states in the applicable prospectus supplement, the depositary for debt securities issued in the United States will be The Depository Trust Company. The Depository Trust Company has informed the issuer that its nominee will be Cede & Co., who will be the initial registered holder of any series of debt securities issued in the United States that are issued in book-entry form. The depositary for debt securities issued in Canada will be The Canadian Depository for Securities Limited, which will be described in the applicable prospectus supplement.

     The issuer will not issue certificates to individual holders of the debt securities, except as set forth below or in the applicable prospectus supplement. The Depository Trust Company and its participating organizations will only show beneficial interests in book-entry securities on and transfers of book-entry securities through the records that it and its participating organizations maintain. In addition, if holders of debt securities issued in book-entry form want to take any action, they must instruct the participating organization through which they hold the debt securities. The participating organization then must instruct The Depository Trust Company or Cede & Co., as the registered holder of the debt securities, to take action.

     The Depository Trust Company has provided us with the following information. The Depository Trust Company is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company holds securities that its participating organizations, or direct participants, deposit with it. The Depository Trust Company also facilitates the clearance and settlement of securities transactions among direct participants through electronic book-entries. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations, including banks, brokers, dealers and trust companies that work with a direct participant also use The Depository Trust Company's book-entry system. The rules that apply to The Depository Trust Company and its participants are on file with the SEC.

     If anyone wishes to purchase, sell or otherwise transfer debt securities issued in book-entry form, they must do it through a direct or indirect participant. Holders will not be recognized as registered holders of the debt securities and, thus, will be permitted to exercise their rights only indirectly through and subject to the procedures of participants and, if applicable, indirect participants.

     The absence of physical certificates may limit the ability of a holder to pledge debt securities issued in book-entry form to persons or entities that do not participate in The Depository Trust Company system, or to otherwise act with respect to the debt securities.

     The Depository Trust Company has advised us that it will only take an action that the indenture permits a registered holder of any debt securities to take if a participant directs it to do so.

     Debt securities represented by a book-entry security will be exchangeable for debt securities in definitive form with the same terms only if:

     - The Depository Trust Company notifies the issuer that it is unwilling or unable to continue as depositary or The Depository Trust Company ceases to be a clearing agency registered under applicable law and the issuer does not appoint a new depositary within 90 days;

     - the issuer determines that the book-entry security is now exchangeable for debt securities in definitive form; or

     - an event of default has occurred and is continuing with respect to the debt securities.

If any of these events occur, The Depository Trust Company will generally notify all direct participants of the availability of definitive debt securities.

     Except as we describe in this section, a book-entry security may not be transferred except as a whole by The Depository Trust Company to its nominee or by its nominee to The Depository Trust Company or another of its nominees or to a successor depositary appointed by us.

FURTHER ISSUANCES

     We have the ability under each indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of such series or establish additional terms of such series to the extent permitted under the applicable indenture. We may also issue debt securities with the same terms as previously issued debt securities.

CERTAIN COVENANTS

     The issuer must comply with the covenants which are contained in the indenture described below. However, the covenants may not ensure that the holders of debt securities will receive payments of principal and interest on the debt securities when due in the event of a highly leveraged or similar transaction involving the issuer or Textron Financial, as guarantor. These types of transactions would include a leveraged buyout or a change of control of the issuer or Textron Financial, as guarantor. Also, the covenants will not limit the amount of debt the issuer or Textron Financial, as guarantor may incur or the amount of dividends it may pay to its shareholder.

  Limitations on Liens

     The issuer and Textron Financial as guarantor will agree not to, directly or indirectly, and will not allow any Subsidiary of it to, create, assume or incur any Lien (as defined below) on any of its properties and assets or any Subsidiary (as defined below) unless it grants to the holders of its outstanding debt securities or the beneficiaries of Textron Financial's guarantee, as applicable, a Lien on the same property or assets that is equal in seniority to the Lien. However, the issuer nor Textron Financial as guarantor will not be required to grant a Lien as security to the holders of its outstanding debt securities or the beneficiaries of Textron Financial's guarantee if it or any of its Subsidiaries merely:

     - leases property to others in the ordinary course of business, or leases or subleases property that is not necessary in the operation of its business;

     - creates, assumes or incurs any Lien if (1) the Lien secures indebtedness for borrowed money which was used to finance the acquisition of the property that is subject to the Lien and (2) the Lien is created at the same time as the issuer or guarantor or its Subsidiary acquired the property or within 90 days after the acquisition;

     - assumes:

        -- any Lien existing on any asset of any Person (as defined below) at the time the Person becomes a Subsidiary that is not created in contemplation of the event;

        -- any Lien on any asset of any Person existing at the time the Person merges or consolidates with or into the applicable issuer or guarantor or a Subsidiary that is not created in contemplation of the merger or consolidation; and

        -- any Lien existing on any asset prior to the time the issuer or guarantor or a Subsidiary acquires the asset if the Lien is not created in contemplation of the acquisition;

     - makes any deposit with or gives any form of security to any governmental agency or similar body in order to enable the applicable issuer or guarantor or any of its Subsidiaries to:

        -- maintain self-insurance;

        -- participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions, or other social security;

        -- share in any privileges or other benefits available to corporations participating in any arrangement described above; or

        -- for any other purpose at any time required by law or regulation in order to transact business or exercise any privilege or license;

     - deposits assets of the issuer or guarantor or any of its Subsidiaries with any surety company or clerk of any court, or in escrow, as collateral in connection with any bond on appeal by the issuer or guarantor or any of its Subsidiaries from any judgment or decree against it, or in connection with any other judicial proceedings by or against the issuer or guarantor or any of its Subsidiaries;

     - incurs upon any of the issuer's or guarantor's property or assets:

        -- Liens for taxes or other governmental charges which are not yet due or are payable without penalty or which the issuer or guarantor or any of its Subsidiaries is contesting in good faith and for which the issuer or guarantor or its Subsidiary has set aside adequate reserves on its books or its Subsidiary's books, as long as foreclosure or similar proceedings have not been started;

        -- the Liens of any judgment, if the judgment has not remained undischarged, or unstayed on appeal or otherwise, for more than six months;

        -- undetermined Liens or charges incident to construction;

        -- materialmen's, mechanics', workmen's, repairmen's or other similar
           Liens arising in the ordinary course of business in respect of obligations which are not yet due or which the issuer or guarantor or such Subsidiary is contesting in good faith, or deposits to obtain the release of these Liens; or

        -- any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title, which do not materially impair the issuer's or guarantor's or any of its Subsidiaries' use of the property or decrease the value of the property for the purpose of the issuer's or guarantor's or any Subsidiary's business;

     - creates other Liens arising in the ordinary course of the issuer's or guarantor's business which:

        -- do not secure Debt (as defined below);

        -- do not secure any obligation in an amount exceeding $5,000,000; and

        -- do not in the aggregate materially detract from the value of the issuer's or guarantor's property or assets or materially impair the use in the operation of its business;

     - creates Liens not otherwise permitted securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of the issuer's or guarantor's Consolidated Net Tangible Assets (as defined below);

     - creates in favor of any lender or holder of commercial paper of the issuer or guarantor or any of its Subsidiaries in the ordinary course of business a banker's lien or right to offset amounts deposited with the lender or holder of commercial paper;

     - creates or assumes Liens securing debt that a Subsidiary owes to the issuer or guarantor or another Subsidiary;

     - creates, assumes or incurs any Lien upon any of the issuer's or guarantor's properties or assets in connection with the sale, transfer or other disposition of the properties or assets:

        -- in connection with a securitization or other asset-based financing;

        -- to a real estate investment trust or similar entity; or

        -- in connection with any transaction similar to the transactions referred to in the immediately preceding clauses;

       provided, however, that any sale, transfer or disposition must be for valid consideration and must not benefit directly or indirectly any holder of any outstanding obligation or indebtedness of the issuer or guarantor more than any other holder if that outstanding obligation or indebtedness did not previously benefit from a Lien; and

     - causes or allows any extension, renewal or replacement of any Lien referred to above, as long as:

        -- the issuer or guarantor or any of its Subsidiaries does not increase the principal amount of the obligations and indebtedness secured by the Lien, except that:

           - the amount of obligations or indebtedness secured by extensions, renewals or replacements of Liens on property acquired as a result of defaults on receivables may exceed the principal amount prior to the extension, renewal or replacement; and

           - the amount of obligations secured by extensions, renewals or replacements of Liens on property may exceed the amount of the obligations prior to the extension, renewal or replacement if the value of the property has increased and the loan to value ratio of the refinanced obligations does not exceed the loan to value ratio of the obligations relating to the original Lien; and

        -- the extension, renewal or replacement of any Lien is limited to that portion of the property which secured the Lien that is extended, renewed or replaced plus improvements on the property.

  Certain Definitions

     "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any particular time, the aggregate amount of assets after deducting (a) all current liabilities, excluding any liability that by its terms is extendable or renewable at the option of the obligor to a time more than 12 months after the time the amount thereof is computed, and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames and other like intangibles, all as shown in the applicable issuer's or guarantor's and its subsidiaries' most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

     "DEBT" of any Person means at any date, without duplication:

     - all obligations of the Person for borrowed money;

     - all obligations of the Person evidenced by bonds, debentures, notes or other similar instruments;

     - all obligations of the Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

     - all obligations of the Person as lessee which the Person capitalizes in accordance with generally accepted accounting principles;

     - all Debt of others secured by a Lien on any asset of the Person, whether or not the Debt is assumed by the Person; and

     - all Debt of others that the Person guarantees.

     However, "Debt" of the issuer or guarantor or a Subsidiary will not include Non-recourse Debt.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind on the asset. However, "Lien" does not mean security interests under Article 9 of the Uniform Commercial Code, or any successor provision, on sales of accounts or chattel paper. For the purposes of the debt securities, the issuer or guarantor or any Subsidiary will be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to the asset.

     "NON-RECOURSE DEBT" of the issuer or guarantor or a Subsidiary means any obligations for borrowed money of the applicable issuer or guarantor or a Subsidiary that (1) are secured by specific assets, (2) are not reflected in the balance sheet of the issuer or guarantor or a Subsidiary in accordance with generally accepted accounting principles and (3) are issued under instruments which limit the recourse against the obligor to the specific assets. In the case of all Non-recourse Debt incurred after the date of the indenture, if under applicable law, a holder of the obligation could ever become entitled to recourse against the obligor under applicable bankruptcy law, the instrument must also contain a provision that:

     - the holder's recourse claim in respect of the obligation will be subordinate and junior to all Debt evidenced by the debt securities of any series; and

     - the holder of the obligation cannot receive any payment in respect of any obligation, other than the proceeds of the specific assets that secure the obligation, until the applicable issuer or guarantor has paid all applicable debt securities of any series in full or have provided funds for their payment.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "SUBSIDIARY" means at any date any entity in which the issuer or guarantor, directly or indirectly, owns or controls securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.

  Merger and Consolidation

     The issuer or guarantor may consolidate or merge with or into any other Person and may transfer or lease all or substantially all of its property to any Person only if:

     - the Person formed by or resulting from the consolidation or merger, or which will receive the property, enters into a supplemental indenture in which it

       -- assumes the due and punctual payment of the principal, premium, and interest on the applicable debt securities in the case of the issuer; and

       -- agrees to perform and observe each agreement or covenant under the applicable debt securities and the indenture in the case of the issuer and the guarantor; and

     - immediately after giving effect to the consolidation, merger, transfer or lease of property discussed above, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and is continuing.

Any transfer described above, other than a lease, will concurrently release the issuer or guarantor from further obligations under the applicable debt securities and the indenture.

  Events of Default, Waiver and Notice

     The following will be "Events of Default" for any series of debt securities of the issuer:

     - the failure of the issuer to pay any interest or any additional amounts on any debt securities of that series when due, and which remains unpaid for a period of 30 days;

     - the failure of the issuer to pay the principal or any premium on any debt securities of that series when due;

     - the failure of the issuer or Textron Financial as guarantor to perform, or the breach by the issuer or guarantor of, any covenant or warranty contained in that series of debt securities or the applicable indenture relating to that series which remains unremedied 90 days after the holders of at least 25% in aggregate principal amount of such series then outstanding provide written notice of the failure or breach to the applicable issuer;

     - if any event of default under any mortgage, indenture or instrument occurs and results in debt of the applicable issuer or guarantor (if any) in excess of $50,000,000 becoming or being declared due prior to the date on which it would otherwise become due, and the acceleration is not annulled, or the debt is not discharged, within 30 days after the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding provide written notice of the event of default to the issuer or guarantor, as the case may be;

     - if the Support Agreement ceases to be in full force and effect for any reason or is amended or modified in any manner unless

       -- prior to its termination or amendment, Standard & Poor's Ratings
          Services, Moody's Investor Service, Inc. and any other nationally recognized statistical rating organization then rating securities of the applicable issuer, confirm they will not downgrade or place on what is commonly referred to as a "watch list" for possible downgrading, any of the issuer's securities as a result of the termination or amendment of the Support Agreement; or

       -- if the termination or amendment is as a result of another Person's assumption of the debt securities or the TFC guarantee under the provisions described in "Merger and Consolidation" above, the senior debt securities of the Person assuming the debt securities or the TFC guarantee are rated by Standard & Poor's Ratings Services or Moody's Investor Service, Inc. immediately following the assumption at a rating equal to or greater than the rating assigned to securities of the issuer by each rating agency;

     - Textron Inc., Textron Financial, Textron Canada Funding (but only if Textron Canada Funding is the issuer) or any "significant subsidiary," as defined in Section 1.02(w) of Regulation S-X of the Securities Act, or any successor provision thereto, of Textron Financial or (if Textron Canada Funding is the issuer) Textron Canada Funding:

        -- commences or consents to a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or similar law or seeking the appointment of a trustee or other similar official in respect of it or any substantial part of its property;

        -- makes a general assignment for the benefit of creditors;

        -- fails generally or admits its inability to pay its debts as they become due; or

        -- takes any corporate action to authorize any of the foregoing;

     - an involuntary case or other proceeding (1) is commenced against Textron Inc., Textron Financial, Textron Canada Funding (but only if Textron Canada Funding is the issuer) or any significant subsidiary of Textron Financial or (if Textron Canada Funding is the issuer) Textron Canada Funding seeking liquidation or other relief with respect to its debts under any bankruptcy or other similar law or seeking the appointment of a trustee or other similar official and (2) is not dismissed or stayed within 60 days; or

     - an order for relief is entered against Textron Inc., Textron Financial, Textron Canada Funding (but only if Textron Canada Funding is the issuer) or any significant subsidiary of Textron Financial or (if Textron Canada Funding is the issuer) Textron Canada Funding under the Federal bankruptcy laws or, in the case of Textron Canada Funding, under Canadian Federal bankruptcy laws.

     In case an Event of Default other than one described in the last three bullet-points above occurs and is continuing with respect to a particular series of debt securities, then the holders of at least 25% in aggregate principal amount of that particular series of debt securities then outstanding may declare the principal of all outstanding debt securities of that particular series to be immediately due and payable. If an Event of Default described in the last three bullet-points occurs and is continuing with respect to a particular series of debt securities, the principal of all outstanding debt securities of that particular series will automatically become due and payable. Upon any acceleration, any premium and interest on the debt securities so accelerated will also become immediately due and payable. At any time after an acceleration but before the holders of debt securities obtain a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities may rescind and annul the acceleration and its consequences, provided all required payments, other than as a result of the acceleration, shall have been made and all Events of Default are cured or waived.

     The holders of a majority in aggregate principal amount of any series of outstanding debt securities may waive, on behalf of all of the holders of that series, any Event of Default and its consequences or past defaults, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, debt securities of that particular series or a default under a covenant or agreement that cannot be modified without the consent of the holder of each debt security that is affected.

     If a default or an Event of Default occurs and continues for any series of debt securities, the holders of at least a majority in aggregate principal amount then outstanding for any series of debt securities may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any power given to the trustee under the applicable indenture for that series of debt securities.

     The trustee does not have to exercise any of its rights or powers under the indenture at the direction of any holders of debt securities unless the holders offer the trustee reasonable security or indemnity against expenses and liabilities.

     We must file with the trustee, annually, a written statement regarding the presence or absence of certain defaults.

DEFEASANCE

  Defeasance and Discharge

     The indenture provides that the issuer will be discharged from all of its non-administrative obligations in respect of the debt securities of any series if it deposits with the trustee, in trust, money and/or U.S. government obligations, or in the event of debt securities denominated in Canadian dollars, Canadian government obligations, which will provide enough money to pay the principal and interest on the debt securities of the series on the stated due dates of these payments in accordance with the terms of the applicable indenture and the debt securities of that series.

     The issuer may establish this trust only if, among other things, it delivers to the trustee an opinion of counsel stating that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance had not occurred.

  Defeasance of Limitations on Liens Covenant and Related Events of Default

     The indenture provides that the issuer may be released from its obligation to comply with the restrictive covenant regarding limitations on Liens and it would no longer trigger Events of Default under the applicable indenture and the applicable debt securities of a series with respect to this covenant, if the issuer deposits with the trustee, in trust, money and/or U.S. government obligations, or in the event of debt securities denominated in Canadian dollars, Canadian government obligations, which, through the payment of interest and principal thereon, will provide enough money to pay the principal and interest on the debt securities of that series on the stated due dates of these payments in accordance with the terms of the applicable indenture and the debt securities of that series. Our other respective obligations under each indenture and the debt securities of that series and other Events of Default would remain in full force and effect.

     The issuer may establish this trust only if, among other things, it delivers to the trustee an opinion of counsel stating that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance of the covenant and Events of Default described above and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred.

     If the issuer exercises the option described in this section and the debt securities of the series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations, or in the event of debt securities denominated in Canadian dollars, Canadian government obligations, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default.

CHANGES TO THE INDENTURE

     Under the indenture, the issuer may modify its rights and obligations and the rights of the holders of its debt securities with the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of all series issued under the indenture affected by the modification. However, the issuer is required to get the consent of the holder of each debt security affected to make the following modifications of the debt securities:

     - an extension of the fixed maturity of any debt security;

     - a reduction of the principal amount payable on any debt security;

     - a reduction in the rate of interest, or change in the calculation of interest, payable on any debt security;

     - a change in any obligation to pay any additional amounts or reduce any additional amounts payable on any debt security;

     - a change in currency in which payments are made;

     - an extension of the time of payment of interest;

     - a modification that affects adversely any right of a holder of a debt security to repayment;

     - a reduction in the principal amount of an original issue discount debt security due and payable upon acceleration of the maturity;

     - a reduction in the portion of the principal amount of a debt security payable in bankruptcy;

     - a reduction in amounts payable upon redemption;

     - a reduction in the rate of interest payable on overdue amounts;

     - a modification that impairs the right of any holder of any debt security to institute suit for the enforcement of any required payment on the debt security on or after the fixed maturity of the debt security;

     - a reduction in the percentage of holders of the outstanding debt securities of each series required to consent to any modification discussed above; and

     - a modification of the terms and conditions of the guarantee by Textron Financial of the due and punctual payment of principal, premium or interest on the guaranteed securities.

     Under the indenture, the issuer can make modifications to the indenture with the consent of the trustee but without the consent of any holders of debt securities to evidence the merger of the issuer or guarantor or the replacement of the trustee and for other purposes set forth in the indentures.

PAYMENT OF ADDITIONAL AMOUNTS WITH RESPECT TO THE GUARANTEED DEBT SECURITIES

     Unless Textron Canada Funding provides otherwise in the applicable prospectus supplement, all amounts of principal of, and any premium and interest on, any guaranteed debt securities issued by Textron Canada Funding outside Canada will be paid by Textron Canada Funding without deduction or withholding for any present or future taxes, duties, levies or other governmental charges of whatever nature in effect on the date of the original issuance of the guaranteed debt security or imposed or established in the future by or on behalf of the Government of Canada or of any province or territory of or in Canada or by any authority or agency of or in Canada having power to tax ("Taxes"). If Textron Canada Funding is so required to deduct or withhold any Taxes, Textron Canada Funding shall pay as additional interest any additional amounts necessary to make the net amount received by the affected holder equal the amount the holders would have received in the absence of the deduction or withholding. However, no "additional amounts" will be payable with respect to:

          (1) any payment to a holder who is liable for Taxes (a) by reason of that holder being a person with whom Textron Canada Funding is not dealing at arm's length for the purposes of the Income Tax Act (Canada) or (b) by reason of the existence of any present or former connection between that holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if that holder is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory of or in Canada or agency of or in Canada other than the mere holding of such guaranteed debt security,

          (2) any Tax which would not have been so imposed but for the presentation by the holder of the guaranteed debt security for payment on a date more than 10 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (3) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

          (4) any Tax which is payable otherwise than by withholding from payments in respect of principal of, any premium, or any interest on any guaranteed debt security;

          (5) any Tax imposed as a result of the failure to comply with (a) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with Canada or any province or territory of Canada of the holder of the guaranteed debt security, if such compliance is required by statute, or by regulation, as a precondition to relief or exemption from such Tax or (b) any other certification, information, documentation, reporting or other similar requirements under Canadian federal or provincial income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such Tax, assessment or other governmental charge;

          (6) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of, any premium or any interest on any guaranteed debt security, if the payment can be made without withholding by at least one other paying agent; or

          (7) any combination of items (1), (2), (3), (4), (5), or (6).

     Furthermore, no additional amounts shall be paid with respect to any payment on any guaranteed debt security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of that guaranteed debt security to the extent that a beneficiary or settlor with respect to that fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of any such guaranteed debt security.

OPTIONAL TAX REDEMPTION

     Unless Textron Canada Funding provides otherwise in the applicable prospectus supplement, except in the case of guaranteed debt securities that have a variable rate of interest and that may be redeemed on any interest payment date, Textron Canada Funding may redeem each series of guaranteed debt securities at its option in whole but not in part at any time, if:

     - Textron Canada Funding would be required to pay additional amounts, as a result of any change in the tax laws of the Government of Canada or of any province or territory of or in Canada or by any authority or agency of or in Canada having power to tax that becomes effective on or after the date of issuance of that series, as explained above under "Payment of Additional Amounts with Respect to the Guaranteed Debt Securities," or

     - as a result of any change in any treaty affecting taxation to which Canada, or a jurisdiction in which a successor to Textron Canada Funding is organized, is a party that becomes effective on or after a date on which Textron Financial borrows money from Textron Canada Funding, Textron Financial would be required to deduct or withhold tax on any payment to Textron Canada Funding to enable it to make any payment of principal, premium, if any, or interest.

     Except in the case of outstanding original issue discount guaranteed debt securities, which may be redeemed at the redemption price specified by the terms of that series of guaranteed debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

     In both of these cases, however, Textron Canada Funding will not be permitted to redeem a series of guaranteed debt securities if it can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to it.

CONCERNING THE TRUSTEE

     We enter into a variety of banking transactions with the trustee in the ordinary course of our business.

GOVERNING LAW

     The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles.

                              PLAN OF DISTRIBUTION

     The issuer may sell the debt securities described in this prospectus:

     - to or through underwriters or dealers;

     - through agents; or

     - directly to one or more purchasers (except with respect to sales in Canada).

BY UNDERWRITERS

     If the issuer uses underwriters in the sale, the underwriters will acquire debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may from time to time modify any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

BY AGENTS

     The issuer may sell debt securities of any series through agents that we designate. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

DIRECT SALES

     The issuer may directly sell debt securities of any series. In this case, no underwriters or agents would be involved. Direct sales of debt securities will not occur in Canada.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters, as defined in the Securities Act of 1933, and any discounts, concessions or commissions that the issuer pays them and any profit on their resale of the debt securities offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act of 1933. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents who participate in the sale of debt securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     The debt securities of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities of a series for public offering and sale may make a market in the debt securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of debt securities we issue will exist.

     If the issuer so indicates in a prospectus supplement, it will authorize underwriters or its agents to solicit offers by certain institutional investors to purchase debt securities from the issuer which will be paid for and delivered on a future date specified in the prospectus supplement. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in the United States or Canada to which the institutional investor is subject.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 (File No. 333-108464) with the SEC under the Securities Act of 1933, covering the debt securities to be offered from time to time by this prospectus. This prospectus does not contain all of the information included in the registration statement.

     Textron Financial also files annual, quarterly and special reports, and other information with the SEC. Our parent company, Textron Inc., also files annual, quarterly and special reports, and other information with the SEC. Textron Inc.'s and Textron Financial's SEC filings are available to the public over the Internet from the SEC's web site at http://www.sec.gov. You may also read and copy any document Textron Financial or Textron Inc. filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     The SEC allows us to "incorporate by reference" in this prospectus the information in documents Textron Financial files with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus Textron Financial's Annual Report on Form 10-K for the fiscal year ended December 28, 2002, Textron Financial's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003, Textron Financial's current report on Form 8-K filed August 26, 2003 and any future filings that Textron Financial may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we, or our agents, sell all of the securities that may be offered by this prospectus. This incorporation by reference shall not be deemed to incorporate by reference any information furnished pursuant to Item 9 or Item 12 of any current report on Form 8-K, unless specifically provided in such report or in an applicable supplement to this prospectus.

     You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

        Textron Financial Corporation
        40 Westminster Street
        P.O. Box 6687
        Providence, Rhode Island 02940-6687
        Attention: Treasurer
        (401) 621-4200

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities described in this prospectus in any country, state or province where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

     Textron Canada Funding is currently not subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, for the reasons set forth under the caption "Textron Financial Canada Funding Corp." above.

     Each of Textron Financial and Textron Canada Funding is a reporting issuer or has acquired equivalent status in each of the Provinces of Canada where this prospectus is filed. Pursuant to applicable securities legislation, Textron Financial is permitted to satisfy the continuous disclosure requirements of securities legislation in these Provinces essentially by: (i) complying with applicable requirements of the U.S. federal securities laws applicable to it;
(ii) filing its continuous disclosure documents with the securities commissions or similar regulatory authorities in each of the above Provinces in the manner and in the time required under U.S. federal securities laws; and (iii) where applicable, sending the continuous disclosure documents to securityholders of Textron Financial having an address in any of the above Provinces. Pursuant to relief granted by the securities commissions or similar regulatory authorities in such

Provinces under applicable securities legislation, Textron Canada Funding satisfies the continuous disclosure requirements of securities legislation in these Provinces on the basis of Textron Financial's compliance with the foregoing requirements. Such continuous disclosure documents will be filed until such time as there are no Canadian issued public debt securities outstanding and are accessible at the website maintained by Canadian securities regulatory authorities, www.sedar.com.

                                 LEGAL OPINIONS

     Edwards & Angell, LLP and Stewart McKelvey Stirling Scales will issue for us opinions about the legality of the debt securities. Edwards & Angell, LLP will issue for us an opinion about the legality of the Textron Financial guarantee.

     Any underwriters will be advised about the validity of the debt securities by their legal counsel.

                                    EXPERTS

     The consolidated financial statements of Textron Financial appearing in Textron Financial's Annual Report on Form 10-K for the year ended December 28, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                          PURCHASERS' STATUTORY RIGHTS

     Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to the applicable provisions of the securities legislation of their province for particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. legal adviser for particulars of these rights.

                  CERTIFICATE OF TEXTRON FINANCIAL CORPORATION

Dated: September 26, 2003

     This MJDS prospectus, together with documents incorporated in this prospectus by reference, will, as of the date of each supplement to this prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus and the supplement as required by the Provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

   *(signed) STEPHEN A. GILIOTTI                     (signed) THOMAS J. CULLEN
------------------------------------            ------------------------------------
        Stephen A. Giliotti                               Thomas J. Cullen
          Chairman & Chief                        Executive Vice President & Chief
         Executive Officer                               Financial Officer

                        On behalf of the Board of Directors:

     *(signed) MARY F. LOVEJOY                      *(signed) THEODORE R. FRENCH
------------------------------------            ------------------------------------
          Mary F. Lovejoy                                Theodore R. French
              Director                                        Director

     Each person whose signature appears above, except for Thomas J. Cullen, constitutes and appoints and hereby authorizes Elizabeth C. Perkins and William
J. Clegg and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated above.


         *By: (signed) William J. Clegg
  -------------------------------------------
                William J. Clegg
                Attorney-in-Fact

             CERTIFICATE OF TEXTRON FINANCIAL CANADA FUNDING CORP.

Dated: September 26, 2003

     This MJDS prospectus, together with documents incorporated in this prospectus by reference, will, as of the date of each supplement to this prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus and the supplement as required by the Provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

      *(signed) JOHN F. CAREY                        (signed) THOMAS J. CULLEN
------------------------------------            ------------------------------------
           John F. Carey                                  Thomas J. Cullen
          President (Chief                          Executive Vice President and
         Executive Officer)                           Chief Financial Officer

                        On behalf of the Board of Directors:

      *(signed) SIMON B. SCOTT                     *(signed) BUELL J. CARTER, JR.
------------------------------------            ------------------------------------
           Simon B. Scott                               Buell J. Carter, Jr.
              Director                                        Director

     Each person whose signature appears above, except for Thomas J. Cullen, constitutes and appoints and hereby authorizes Elizabeth C. Perkins and William
J. Clegg and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated above.


         *By: (signed) William J. Clegg
  -------------------------------------------
                William J. Clegg
                Attorney-in-Fact

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                                TFC TEXTRON LOGO

                              U.S. $4,000,000,000

                     TEXTRON FINANCIAL CANADA FUNDING CORP.
                        MEDIUM-TERM NOTES, SERIES E-CAD
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                       ----------------------------------

                             PROSPECTUS SUPPLEMENT

                       ----------------------------------

                            RBC CAPITAL MARKETS INC.
                             BMO NESBITT BURNS INC.
                              SCOTIA CAPITAL INC.

                               SEPTEMBER 26, 2003

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